Exhibit 10.3

LIMITED PARTNERSHIP AGREEMENT

OF

BB EMPLOYEE INVEST L.P.

THE OFFER AND SALE OF THE SECURITIES EVIDENCED HEREBY HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER

EXEMPT FROM REGISTRATION UNDER SUCH ACT.

Dated as of

November 18, 2008

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

LIMITED PARTNERSHIP AGREEMENT

OF

BB EMPLOYEE INVEST L.P.

This LIMITED PARTNERSHIP AGREEMENT (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of November 18, 2008, by and among CP V CB GP, LLC, a Delaware limited liability company, as the sole General Partner of BB Employee Invest L.P. (the “Partnership”), and each of the other undersigned parties to this Agreement, as Limited Partners of the Partnership, on the terms and conditions set forth herein.

RECITALS

WHEREAS, the Partnership will acquire certain limited partnership interests in Connors Bros., L.P., a Delaware limited partnership (f/k/a BBCL Holdings L.P.) (“Parent”).

WHEREAS, the Parent has entered into a Business Acquisition Agreement, dated as of September 25, 2008 (as amended as of October 15, 2008 and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), pursuant to which (i) the Parent will purchase all of the outstanding stock of Stinson Seafood (2001) Inc. (“Stinson”) from Connors Bros., Limited (“CBL”), (ii) 3231021 Nova Scotia Company, a wholly-owned indirect Subsidiary of the Parent (“Canadian Purchaser”) will purchase all of the shares of a newly-formed Canadian Subsidiary of Clover Leaf Seafoods, L.P. (“Clover Leaf”) that will hold substantially all of the assets and substantially all of the liabilities of Clover Leaf and Connors CL GP Ltd. and, except as set forth in clause (iii), substantially all of the other assets and liabilities of Conners Bros. Income Fund (the “Fund”) and its Subsidiaries (other than those assets and liabilities of the Fund and its Subsidiary held by Stinson and its Subsidiaries) and (iii) the shares of Sea Value Co., Ltd. (“Sea Value”) held by CBL will be held by a wholly-owned indirect Subsidiary of the Parent ((i), (ii) and (iii) collectively, the “Transaction”).

WHEREAS, the parties hereto desire to set forth certain rights and obligations relating to their respective ownership interests in the Partnership and the operation and management of the Partnership.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENTS

ARTICLE I

DEFINED TERMS

1.1 Defined Terms. Attached to this Agreement immediately following the signature pages is a glossary of defined terms (the “Glossary of Defined Terms”). Each capitalized term used in this Agreement either is defined herein or in the Glossary of Defined Terms, or the location of its definition is cross-referenced in the Glossary of Defined Terms, or, if not so defined, has the definition given to such term in the Parent LP Agreement.

ARTICLE II

GENERAL PROVISIONS

2.1 Formation. The Partnership was formed as a limited partnership effective on October 28, 2008 under the Act. The rights and liabilities of the General Partner and the Limited Partners shall be as provided in the Act, except as otherwise expressly provided herein.

2.2 Partnership Name. The name of the Partnership, and the name under which the business of the Partnership shall be conducted, shall be BB Employee Invest L.P. The General Partner may change the name of the Partnership or adopt such trade or fictitious names for the Partnership as it may determine from time to time.

2.3 Purpose and Business. The purpose of the Partnership shall be to conduct any lawful business whatsoever that may be conducted by a limited partnership under the Act including, without limitation, acquiring, directly or indirectly, the Parent Interests, managing and supervising such investment, and selling, distributing or otherwise disposing of such investment, in whole or in part, to provide or arrange for debt financing for the acquisition of a portion of the Common Units acquired by the Limited Partners, to enter into the Partnership Documents and to exercise their rights and comply with their obligations thereunder, and to engage in any ancillary activities reasonable related thereto (including borrowing funds to effect such debt financing, filing tax returns, selling equity interests and receiving distributions).

2.4 Powers. Subject, among the Partners, to the limitations set forth in this Agreement, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of the purposes of the Partnership as set forth in Section 2.3, including, without limitation, the following:

(a) to acquire, hold, sell or otherwise dispose of, in whole or in part, the Parent Interests, and manage and supervise such investment;

(b) to enter into the Transaction Documents to which the Partnership is a party and to exercise its rights and comply with its obligations thereunder;

(c) to make and perform all contracts, enter into all agreements, and engage in all activities and transactions necessary or advisable to carry out the purposes of the Partnership, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Partnership asset or liability; and

(d) otherwise to have all the powers available to it as a limited partnership under applicable law.

Notwithstanding the foregoing, the Partnership shall not (i) consent to or otherwise approve any amendment or other modification to the Parent LP Agreement that by its express terms would have a disproportionately material adverse effect on the rights, obligations, powers or interests of the Partnership, in its capacity as a “Class A Common Partner” (as defined in the Parent LP Agreement) of Parent, relative to the other “Class A Common Partners” of Parent in their capacities as such or (ii) approve or consent to the amendment by the Partnership of any of the terms or provisions of the Centre Management Agreement pursuant to Section 14.20 of the Parent LP Agreement, in each case without the approval of Limited Partners owning at least a majority of the outstanding Common Units. To the extent such approval of the Limited Partners is required, the Partnership shall notify each Limited Partner of each such proposed amendment or modification to the Parent LP Agreement prior to obtaining such approval of the Limited Partners. For the avoidance of doubt, in no event shall anything in this Section be construed to grant, give or vest in the Partnership or any Partner any consent or approval rights with respect to the Parent LP Agreement other than those rights expressly set forth in the Parent LP Agreement.

To the extent that the Parent does not take the actions necessary to afford the Partnership the ability to exercise its rights under Articles IX or XI of the Parent LP Agreement or Schedule IV thereto, the Partnership shall take the actions permitted to be taken by the Partnership under applicable law and under the Parent LP Agreement to cause the Parent to afford such rights to the Partnership.

The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the Transaction Documents (to the extent a party thereto) and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership.

2.5 Location of the Principal Place of Business. The location of the principal place of business of the Partnership shall be c/o Centre Partners Management LLC, 30 Rockefeller Plaza, 50th Floor, New York, NY 10020, or such location as the General Partner may from time to time select.

2.6 Registered Agent and Registered Office. The registered agent of the Partnership in the State of Delaware shall be Corporation Service Company, which maintains an office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other Person as the General Partner may from time to time select. The registered office of the Partnership in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other location as the General Partner may from time to time select.

2.7 Term. The term of the Partnership shall continue until the Partnership is dissolved in accordance with the provisions of Article X. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate.

2.8 Recordation and Filing. The General Partner or any Person designated by the General Partner shall have the power to execute, file and record any and all certificates, notices, statements and other documents required under the Act or any other applicable law of any jurisdiction where the Partnership maintains an office or does business. At the request of the General Partner, each Limited Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Partnership as a foreign entity in all such jurisdictions in which the Partnership may conduct business, provided that no Limited Partner shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

2.9 Title to Assets. Title to Partnership assets shall be in the name of the Partnership. The Partners shall not have any interest in any specific assets of the Partnership. The interest of the Partners in the Partnership is personal property.

2.10 Fiscal Year. The fiscal year of the Partnership shall be the calendar year (the “Fiscal Year”). The General Partner may change the Fiscal Year of the Partnership from time to time, in accordance with applicable law, and will promptly give written notice of any such change to the Limited Partners.

ARTICLE III

PARTNERS’ UNITS

3.1 Partners; Partnership Units.

(a) Partners. Each of the Persons executing this Agreement as a Limited Partner is hereby admitted as a limited partner of the Partnership. The names and addresses of the Partners are set forth on the signature pages hereto, and the names of the Partners together with the number of Common Units and General Partner Units held by the Partners and the number of underlying Parent Partnership Units held by the Partnership, in each case effective immediately following the execution of this Agreement, are set forth on Schedule I hereto. The General Partner shall update Schedule I as required by the Act and this Agreement and ensure that it accurately reflects the information to be provided for therein. Any amendment or revision to Schedule I made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule I shall be deemed to be a reference to Schedule I as amended and in effect from time to time.

(b) Classes. The Partnership Units shall be the “General Partner Units” issued to, and owned by, the General Partner, and the “Common Units” issued to, and owned by, the Common Partners. General Partner Units are voting interests in the Partnership, and include any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of such General Partner to comply with the terms and provisions of this Agreement. For the avoidance of doubt, the General Partner Units shall have no economic rights in the Partnership. Common Units are non-voting interests in the Partnership except as provided in this Agreement, and include any and all benefits to which such Common Partner is entitled as provided in this Agreement, together with all obligations of such Common Partner to comply with the terms and provisions of this Agreement.

(c) Issuances of Additional Partnership Units. Subject to Section 9.5, the General Partner is hereby authorized to cause the Partnership from time to time to create and issue to the Partners or other Persons additional Partnership Units or other Partnership Units (including other Partnership Interests to directors, officers, managers or employees of the

General Partner, the Parent or any of its Subsidiaries or any Affiliate of any thereof) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of the Limited Partners, all as shall be determined by the General Partner in its sole discretion and, except as set forth in Section 13.1, without the approval of any of the Limited Partners, including (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class of Partnership Units; (B) the right of each such class of Partnership Units to share in Partnership distributions; and (C) the rights of each such class of Partnership Units upon dissolution and liquidation of the Partnership. Each Person acquiring such additional Partnership Units shall be admitted to the Partnership as a Limited Partner upon its execution of a counterpart to this Agreement and satisfaction of all conditions to Transfer.

(d) Unit Certificates. Unless and until the General Partner shall determine otherwise, General Partner Units and Common Units shall each be uncertificated and recorded in the books and records of the Partnership (including Schedule I). To the extent any General Partner Units or Common Units are certificated, such certificates shall be in the form approved by the General Partner from time to time. The General Partner may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its sole discretion, require the owner of such certificate or its legal representative to give an agreement of indemnity or a bond, with sufficient surety, to indemnify the Partnership and each transfer agent and registrar agent, if any, against any and all losses and claims that may arise as a result of the issuance of a new certificate in place of the one so lost, stolen or destroyed. Each Partnership Unit certificate shall bear a legend on the face thereof in the following form:

“TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK.”

and shall bear a legend on the reverse side thereof substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (A) (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (B) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.”

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO THE LIMITED PARTNERSHIP AGREEMENT OF BB EMPLOYEE INVEST L.P., AS AMENDED.”

Partnership Unit certificates will also bear such legends as may be required under any other applicable securities laws from time to time.

(e) Common Units. Common Units shall each represent an interest in the residual value of the Partnership after satisfaction of the claims of any senior class of Partnership Units, if any, and shall entitle the holders thereof to distributions and allocations as expressly provided herein.

(f) [Reserved]

(g) Restrictive Covenants. Each Other Partner who or whose related Individual Partner is an employee of the Parent or one of its Subsidiaries agrees (and agrees to cause its related Individual Partner) to be bound by the provisions of this Section 3.1(g) (except to the extent such provision is (x) more restrictive than the corresponding provisions of such Individual Partner’s Employment Agreement, or (y) prohibited by applicable law, in which case the Individual Partner will not be bound by the more restrictive portion of this Section 3.1(g)):

(i) Confidential Information. “Confidential Information” as used in this Agreement, includes but is not limited to, specialized training received by each such Other Partner or related Individual Partner; research and development materials, electronic databases; computer programs and technologies; marketing and/or scientific studies and analysis; financial models; expansion or acquisition plans; product and pricing knowledge; supplier lists and information; any and all information concerning past, present and future customers, referral sources or vendors; contracts and licenses; management structure, company ownership, personnel information (including the performance, skills, abilities and payment of employees); purchasing, accounting and business systems; short and long range business planning; data regarding the Parent’s and its Subsidiaries’ past, current and future financial performance, sales performance, and current and/or future plans to increase the Parent’s and its Subsidiaries’ market share by targeting specific demographic and geographic markets; financial information; trade secrets; business policies; methods of operation; implementation strategies; promotional information and techniques; marketing presentations; price lists; files or other information; pricing strategies; computer files; samples; customer originals; or any other confidential information concerning the business and affairs of the Parent and its Subsidiaries.

(ii) Each such Other Partner’s Promises. In exchange for the Partnership’s agreements set forth herein and all other consideration provided pursuant to this Agreement, to which these promises are ancillary, each such Other Partner agrees (and shall cause its related Individual Partner to promise) as follows:

(1) no Confidential Information shall be used by such Other Partner or its related Individual Partner or disclosed or made available by Other Partner or its related Individual Partner to any Person except (1) as required in the course of such Other Partner’s or its related Individual Partner’s employment or (2) when required to do so by a court of law, by any Governmental Entity having supervisory authority over the business of the Parent or any of its Subsidiaries or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order such Other Partner or its related Individual Partner to divulge, disclose or make accessible such information, it being understood that to the fullest extent permitted by law such Other Partner will, and shall cause its related Individual Partner to, promptly notify the Partnership of such requirement so that the Partnership may seek to obtain a protective order.

(2) each such Other Partner agrees, and shall cause its related Individual Partner to agree, that each such Other Partner’s and its related Individual Partner’s employment is on an exclusive basis, and that until a Termination occurs, neither such Other Partner nor its related Individual Partner will engage in any other business activity. Notwithstanding the foregoing, nothing in this Agreement shall preclude such Other Partner or its related Individual Partner from (i) serving on the governing bodies of other companies (subject to the approval of the Board of Directors of the General Partner which shall not be unreasonably withheld), (ii) engaging in charitable and public service activities, or engaging in speaking and writing activities, or (iii) managing such Other Partner’s or its related Individual Partner’s personal investments, provided that such activities under clauses (i) and (ii) are disclosed in writing to such Board of Directors in a notice that references this provision and the activities under clauses (i), (ii) and (iii) do not interfere with such Other Partner’s or its related Individual Partner’s availability or ability to perform such Other Partner’s or its related Individual Partner’s duties and responsibilities.

(3) upon Termination, such Other Partner shall, and shall cause its related Individual Partner to, return to the Partnership (or its applicable Affiliate) all such information that exists in written or other physical form (and all copies thereof) under such Other Partner’s or its related Individual Partner’s control, whether prepared by such Other Partner, its related Individual Partner or by others.

(iii) Noncompete. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that while employed by the Parent or one of its Subsidiaries and until the earlier to occur of (i) the period ending seven years following the Closing Date or (ii) the period ending one year after Termination, such Other Partner shall not, and shall cause its related Individual Partner not to, directly or indirectly, engage in, or participate as an investor in, or be an officer, employee, director or agent of, or consultant for, any Entity engaging in any line of business competitive with the Business in the locations where such business was conducted as of the Closing Date; provided however that, nothing herein shall prevent such Other Partner or its related Individual Partner from investing as less than a 5% shareholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. Such Other Partner’s or its related Individual Partner’s participation in an Entity in any of the foregoing capacities, other than participation described in the foregoing proviso, being sometimes referred to herein as being a “Participant.”

(iv) Nonsolicitation of Employees. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that while employed by the Parent or any of its Subsidiaries and until the earlier to occur of (i) the period ending seven years following the Closing Date or (ii) the period ending two years after Termination (the “Non-Solicitation Period”), such Other Partner will not, and will cause its related Individual Partner not to, directly or indirectly induce or solicit any of the Business employees who were employees of the Business as of the Closing to leave their employment.

(v) Nonsolicitation of Customers. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that all customers of the Business for which such Other Partner or its related Individual Partner provided services as of the Closing Date, and all prospective customers from whom such Other Partner or its related Individual

Partner has solicited business while in the employ of the Business prior to the Closing, shall be solely the customers of the Parent or any of its Subsidiaries. Such Other Partner agrees, and shall cause its related Individual Partner to agree, that during the Non-Solicitation Period, such Other Partner shall, and shall cause its related Individual Partner to, neither directly nor indirectly solicit business as to products or services competitive with those of the Business, from any of the Parent’s or any of its Subsidiary’s customers with whom such Other Partner or its related Individual Partner had contact within one year prior to the Closing Date.

(vi) Standstill. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that during the Non-Solicitation Period, such Other Partner shall not, and shall cause its related Individual Partner not to, except at the specific written request of the Board of Directors of the General Partner:

(1) engage in or propose, or be a Participant in any Entity that engages in or proposes, any material transaction between the Parent and/or any Subsidiary of the Parent (or any of their respective successors), on the one hand, and such Other Partner, its related Individual Partner or any Entity in which Other Partner or its related Individual Partner is a Participant, on the other hand;

(2) acquire any Equity Securities of the Parent and/or any Subsidiary of the Parent (or any of its successors) (other than Equity Securities issued to such Other Partner or its related Individual Partner by the Parent or issued to such Other Partner or its related Individual Partner by the Parent upon exercise of options issued to such Other Partner by the Parent), or be a Participant in any Entity that acquires any Equity Securities of the Parent and/or any Subsidiary of the Parent (or any of their respective successors);

(3) solicit proxies, or be a Participant in any Entity that solicits proxies, or become a Participant in any solicitation of proxies, with respect to the election of directors of the General Partner, the Parent and/or any Subsidiary of the Parent (or any of their respective successors) in opposition to the nominees recommended by the board of directors or similar governing body of any such Entity; or

(4) directly or indirectly, engage in or participate in any other activity that would be reasonably expected to result in a change of control of the Parent and/or any Subsidiary of the Parent (or any of their respective successors).

The foregoing provisions of this subparagraph (vi) shall not be construed to prohibit or restrict the manner in which each such Other Partners or its related Individual Partner exercises each such Other Partner’s or its related Individual Partner’s voting rights in respect of equity securities of the Partnership acquired in a manner that is not a violation of the terms of this Agreement.

(vii) Acknowledgements. Each such Other Partner acknowledges and agrees that:

(1) the market for the Parent’s products, services, and activities may be global, and that the products, services and/or activities can be provided anywhere in the world. Each such Other Partner recognizes that the Parent draws its customers and/or clients from around the world because the Parent’s products, services, and activities may be global, and the products, services and/or activities may be provided anywhere in the world. Each such Other Partner agrees that the terms of this Agreement are reasonable, valid and enforceable and the restricted period of time, definitions and geographical limitations specified in the above paragraphs are reasonable in view of the nature of the business in which the Parent is engaged and each such Other Partner’s or its related Individual Partner’s knowledge of the Parent’s operations and customer relationships each such Other Partner will gain by virtue of each such Other Partner’s or its related Individual Partner’s position;

(2) this limited prohibition against unfair competition is narrowly tailored to safeguard the Parent’s and its Subsidiaries’ legitimate business interests while not unreasonably interfering with each such Other Partner’s or its related Individual Partner’s ability to obtain other employment;

(3) each such Other Partner’s or its related Individual Partner’s employment and/or continued employment with the Parent or one of its Subsidiaries; the compensation, specialized training and Confidential Information provided to each such Other Partner or its related Individual Partner’s by the Parent pursuant to this Agreement; and the provision of benefits to each such Other Partner or its related Individual Partner by the Parent, among other things, are sufficient consideration for each such Other Partner’s covenants contained herein;

(4) each such Other Partner has a duty to contact the Parent if each such Other Partner has any questions regarding whether or not conduct by each such Other Partner or its related Individual Partner would be restricted by this Agreement;

(5) each such Other Partner has a duty to immediately inform the Parent in writing of any employment or similar relationship each such Other Partner or its related Individual Partner enters into after termination of employment with the Parent during the restricted period of time set forth above;

(6) the provisions in this Section 3.1(g) shall survive the termination of this Agreement;

(7) the restricted period of time set forth herein is a material term of this Agreement and that the Partnership is entitled to each such Other Partner’s compliance with these terms during that full period of time. Therefore, each such Other Partner agrees that the restricted period of time will be tolled during any period of non-compliance by each such Other Partner and its related Individual Partner. If the Partnership must seek injunctive relief or judicial intervention to enforce this Agreement, the restricted time period set forth herein does not commence until each such Other Partner is judged by a court of competent jurisdiction to be in full compliance with this Agreement; and

(8) if, at the time of enforcement of this Section 3.1, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

(viii) Nondisparagement. Except to the extent this Section 3.1(g) is inconsistent with such Other Partner’s or its related Individual Partner’s Employment Agreement, each such Other Partner agrees, and shall cause its related Individual Partner to agree, that such Other Partner will not, and that its related Individual Partner will not, at any time during Other Partner’s or its related Individual Partner’s employment with the Parent or any of their respective Subsidiaries, or after directly (or through any other Person) make any public or private statements (whether orally or in writing) which are derogatory or damaging to the General Partner, the Parent or any of their respective Subsidiaries or Affiliates, their respective businesses, activities, operations, affairs, reputations or prospects or any of their respective Affiliates, officers, employees, directors, partners, agents, members or shareholders; provided that such Other Partner or its related Individual Partner may comment generally on industry matters in response to inquiries from the press and in other public speaking engagements.

ARTICLE IV

CONTRIBUTIONS TO CAPITAL AND

ISSUANCES OF ADDITIONAL UNITS

4.1 Limited Partner Capital Contributions. (a) On the terms and subject to the conditions set forth in this Agreement, on the date hereof, each Partner shall make its Capital Contribution in the amount set forth opposite its name on Schedule I. Capital Contributions shall be payable in immediately available funds. In no event shall a Limited Partner be required to contribute capital to the Partnership in excess of its Capital Contribution. In exchange for its Capital Contribution, each Partner shall be issued the number and class of Partnership Units set forth opposite such Partner’s name on Schedule I and upon such issuance pursuant to this Agreement, the Partnership Units so issued shall be deemed to be duly issued and fully paid and nonassessable Partnership Interests in the Partnership.

4.2 [Reserved]

4.3 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective permitted successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, Transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to any Person, the

Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, an Adjusted Capital Account Deficit of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership. Notwithstanding anything to the contrary herein, Centre Partners and each of the Indemnitees shall be a third party beneficiary of this Agreement and shall be entitled to enforce the indemnification and exculpation provisions of this Agreement including, without limitation, the provisions of Section 5.4 and Section 5.5, as if they were a party hereto.

4.4 Capital Accounts.

(a) The Partnership shall establish a separate capital account (a “Capital Account”) for each class of Partnership Units held by a Partner. Capital Accounts shall consist of such Partner’s initial Capital Contribution to the Partnership for such class of Partnership Units, (i) increased by (A) any additional actual or constructive capital contributions by such Partner to the Partnership for such class of Partnership Units and (B) any income from time to time credited to the Capital Account of such Partner with respect to such class of Partnership Units pursuant to Article VII, and (ii) decreased by (A) any actual or constructive distributions to such Partner on account of such class of Partnership Units and (B) any losses or deductions from time to time charged to the Capital Account of such Partner with respect to such class of Partnership Units pursuant to Article VII.

(b) Capital Accounts shall be determined and maintained in accordance with Code Section 704(b) and the Regulations promulgated thereunder, with such adjustments as may be required thereby. Upon the occurrence of a Book-Up Event (but immediately prior to such Book-Up Event), the Capital Accounts of the Partners shall be adjusted to reflect the Gross Asset Value of the Partnership’s assets, such that any gain or loss with respect to assets of the Partnership (including unrealized gain or loss) that has not previously been reflected in the Partners’ Capital Accounts shall be credited to the Capital Accounts of the Partners in accordance with Section 7.1. For purposes of maintaining and determining Capital Accounts, all property distributed in kind by the Partnership to a Partner shall be charged to that Partner’s Capital Account at the Fair Market Value of such property on the date of distribution, and all property contributed in kind by a Partner to the Partnership shall be credited to that Partner’s Capital Account at the Fair Market Value of such property on the date of contribution.

(c) If all or a portion of a Partnership Unit is Transferred in accordance with the terms of this Agreement, the assignee shall succeed to the Capital Account of the assignor to the extent that it relates to such Partnership Unit;

(d) Except as expressly required by the Act, no Partner shall have any obligation to restore a deficit balance in its Capital Account.

4.5 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as expressly provided herein or by law, no Partner shall have with respect to any Partnership Units any right to demand or receive the return of its Capital Contribution from the Partnership.

ARTICLE V

MANAGEMENT

5.1 Expenditures by Partnership. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership or any Entity Controlled by the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses. All of the Partners hereby acknowledge and agree that Parent or any Entity Controlled by the Parent shall pay the Centre Management Fees.

5.2 Authority, Powers and Duties of General Partner. The General Partner shall have the exclusive right to manage and control the business and affairs of the Partnership. The General Partner shall have all rights, powers and authority of a general partner under the Act and otherwise under applicable law. Without limiting the generality of the foregoing but subject to the other express provisions of this Agreement, the General Partner shall have all rights, powers and authority to do for, on behalf of and in the name of the Partnership all things that it deems necessary, proper or desirable to carry out its duties, including, without limitation, the right, power and authority from time to time to incur liabilities and obligations, to pay fees and expenses and to make other expenditures; to maintain and close accounts with brokers and give instructions or directions in connection therewith; to maintain and close bank accounts and draw checks or other orders for the payment of money; to buy, sell, exchange, or dispose of all securities, checks, money and other assets or liabilities of the Partnership; to hire employees, investment bankers, attorneys, accountants, consultants, custodians, contractors and other agents, and pay them compensation; to enter into, make and perform such contracts, agreements and other undertakings, and do any and all such other acts required of the Partnership with respect to its interest in the Parent, including, but not limited to, entering into agreements with respect to such interests, which agreements may contain such terms, conditions and provisions as the General Partner in its sole discretion shall approve; to sue, prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment with respect to claims against the Partnership and execute all documents and make all representations, admissions and waivers in connection therewith; and to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments to effectuate any or all of the foregoing. Without limiting the generality of the foregoing but subject to the other express provisions of this Agreement, the General Partner is authorized to cause the Partnership to acquire the Parent Interests, dispose of the Parent Interests and to enter into such contracts and agreements in connection therewith as the General Partner may determine to be necessary or desirable in its sole discretion. All determinations, acts and designations to be made by the Partnership or the General Partner hereunder shall be made by the General Partner in its sole discretion. Third parties dealing with the Partnership are entitled to rely conclusively on the authority of the General Partner under the Act and as set forth in this Agreement. The General Partner shall have the power to appoint officers of the Partnership as it deems necessary, and such officers shall exercise such powers and perform such duties as shall be determined by the General Partner.

5.3 Compensation of the General Partner. The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner, except for reimbursement for expenses actually incurred by it as provided in Section 5.1.

5.4 Indemnification.

(a) To the fullest extent permitted by law and subject to the remainder of this Section 5.4(a), the Partnership shall indemnify and hold harmless each Indemnitee from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim and any tax imposed on an Indemnitee in respect of amounts of indemnification received hereunder) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the affairs of the Partnership. In furtherance of the foregoing, an Indemnitee shall be entitled to indemnification hereunder unless there has been a final, non-appealable determination by a court of competent jurisdiction that the claim giving rise to such indemnification was caused solely by Indemnitee’s conduct and such conduct constituted fraud, bad faith, willful misconduct or gross negligence. The satisfaction of any indemnification and any holding harmless pursuant to this Section 5.4 shall be from and limited to Partnership assets (including insurance and any agreements pursuant to which the Partnership, its officers or employees or any Indemnitee are entitled to indemnification), and no Partner shall have any personal liability on account thereof.

(b) To the fullest extent permitted by law, expenses reasonably incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof after receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if there is a final adjudication, after all possible appeals have been exhausted, by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified hereunder.

(c) The right of any Indemnitee to the indemnification expressly provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent shall not, by itself, create a presumption that an Indemnitee is not entitled to indemnification under this Agreement.

(e) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the obligation to indemnify such Person against such liability under the provisions of this Agreement. The Partnership shall purchase such insurance if it is available on terms the General Partner concludes are reasonable.

(f) The provisions of this Section 5.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, all of whom are third party beneficiaries of this Section 5.4, and shall not be deemed to create any rights for the benefit of any other Persons.

5.5 Limitation on Liability.

(a) To the fullest extent permitted by law (including Section 17-1101(c), (d), (e) and (f) of the Act):

(i) notwithstanding any duty otherwise existing at law or in equity, and notwithstanding any other provision of this Agreement, neither the General Partner nor any other Indemnitee shall owe any duty (including fiduciary duties) to the Partnership, any of the Partners or any other Person that is a party to or is otherwise bound by this Agreement, in connection with any act or failure to act, whether hereunder, thereunder or otherwise; provided, however, that this clause (i) shall not eliminate the implied contractual covenant of good faith and fair dealing, and

(ii) neither the General Partner nor any other Indemnitee shall have any personal liability to the Partnership, any of the Partners, or any other Person that is a party to or is otherwise bound by this Agreement for monetary damages in connection with any act or failure to act, or breach, whether hereunder, thereunder or otherwise; provided, however, that this clause (ii) shall not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(b) If any provision of Section 5.5(a) is held to be invalid, illegal or unenforceable, the duties and personal liability of either the General Partner or any other Indemnitee to the Partnership, any of the Partners or any other Person that is a party to or is otherwise bound by this Agreement shall be eliminated to the greatest extent permitted under the Act.

(c) Other than with respect to the General Partner or any other Indemnitee to the extent to which Section 5.5(a) is applicable (unless Sections 5.5(a) and (b) are held to be invalid, illegal or unenforceable, in which case this Section 5.5(c) shall apply to the General Partner and such Indemnitee), subject to applicable law, no such Indemnitee shall be liable, in damages or otherwise, to the Partnership, the Partners or any of their Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of investment advice, appraisal advice, or valuation), except for any act or omission with respect to which a court of competent jurisdiction has issued a final, nonappealable judgment that such Indemnitee committed fraud, was grossly negligent or engaged in willful misconduct.

(d) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership. Neither the General Partner nor any other Indemnitee shall be obligated to consider the separate interest of any Limited Partner or other Person (including the tax consequences to any Limited Partner or other Person) in deciding, pursuant to its authority granted under this Agreement, whether to cause the Partnership to take (or decline to take) any actions that are in the interest of the Partnership. Neither the General Partner nor any other Indemnitee shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions.

(e) The provisions of this Section 5.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, all of whom are third party beneficiaries of this Section 5.5, and shall not be deemed to create any rights for the benefit of any other Persons.

5.6 Determination of the General Partner. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including, without limitation, its own interests and those of its Affiliates, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard. To the fullest extent permitted by law, the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner. If any questions should arise with respect to the operation of the Partnership that are not specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties.

5.7 Limited Partners.

(a) No Participation in Control. No Limited Partner shall participate in the control of the Partnership’s business, transact any business in the Partnership’s name, or have the power to sign documents for or otherwise bind the Partnership; provided, however, the Limited Partners shall have the consent, voting and other rights expressly provided herein. The taking of any such acts by the General Partner, any of its Affiliates or any officer, director, member, manager, employee, agent or trustee of the General Partner or its Affiliates, in their capacity as such, whether or not representatives of the Limited Partners participated in such acts, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under the Act or this Agreement.

(b) Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not, in and of itself, cause a dissolution of the Partnership, and the rights of such Limited Partner to share in the Profits or Losses of the Partnership and to receive distributions of

Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall any such successor or assign become a substitute Limited Partner except in accordance with Article VIII.

(c) No Withdrawal. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

ARTICLE VI

DISTRIBUTIONS

6.1 Distributions. Subject to Section 6.2, distributions, including without limitation, distributions of cash, shall be made to Limited Partners only when and if, and in the amounts, the General Partner shall determine in its sole discretion. Except for distributions pursuant to Section 6.2, all distributions shall be made pro rata to the Common Partners in accordance with the respective Percentage Interests in respect of such Common Units held by each. Subject to this Article VI, promptly upon the receipt by the Partnership of any cash distributions from the Parent (including pursuant to Sections 6.1, 6.2 and 9.1 of the Parent LP Agreement), the Partnership shall distribute such cash (less any reasonable reserves maintained by the Partnership with respect to Administrative Expenses) to the Limited Partners to the extent permitted by applicable law.

6.2 Tax Distributions. To the extent the Partnership has cash available to it and after setting aside appropriate reserves, all as determined by the General Partner in its sole discretion, the Partnership may distribute to each Partner, cash in an amount equal to such Partner’s Tax Distribution. Any Tax Distributions shall be calculated and made in advance of the dates on which estimated or final tax payments relating to the pertinent Tax Period are due, and shall be made without regard to the actual tax status of any ultimate owner of the Partnership or partner of the Partnership. A Tax Distribution, if made, shall be deemed to have been made on or prior to the last day of the Fiscal Year to which such Tax Distribution relates, and taken into account in determining allocations with respect to such Fiscal Year, notwithstanding that such Tax Distribution may not be made in such Fiscal Year. If the Partnership does not have sufficient cash available to it to make the full Tax Distribution to each Partner for a Fiscal Year, the Tax Distributions for such Fiscal Year shall be made pro rata to the Partners in proportion to the Tax Distributions otherwise owing to each Partner for such Fiscal Year. All Tax Distributions shall be considered as advances against distributions to which Partners are entitled under Section 6.1, and shall reduce such future distributions dollar for dollar.

6.3 Withholding.

(a) Notwithstanding any other provision of this Agreement, each Partner authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of the United States Federal, state, local or foreign tax law) with respect to such Partner or as a result of such Partner’s participation in the Partnership; and if and to the extent that the Partnership shall be required to withhold or pay and actually pays any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid notwithstanding the actual date of payment, which payment shall be deemed to be a distribution made pursuant to Section 6.1 with respect to such Partner’s interest in the Partnership. To the extent that such deemed distribution to such Partner (or any successor to such Partner) for any Tax Period exceeds the distributions that such Partner would have received for such period but for such withholding, such excess shall be treated as an interest-free advance to such Partner. Amounts so treated as advanced to any Partner shall be repaid by such Partner to the Partnership within thirty (30) days after the Partnership delivers a written request to such Partner for such repayment; provided, however, that if any such repayment is not made, the Partnership may (without prejudice to any other rights of the Partnership) collect such unpaid amounts from any subsequent Partnership distributions that otherwise would be made to such Partner.

(b) If the Partnership makes a distribution in kind (if such distribution is permitted in accordance with the terms of this Agreement) and such distribution is subject to withholding or other taxes payable by the Partnership on behalf of any Partner (the “Withheld Amount”), the General Partner shall notify such Partner as to the extent (if any) of the Withheld Amount and such Partner shall make a prompt payment to the Partnership of the Withheld Amount by wire transfer (it being understood that, notwithstanding anything else herein to the contrary, the Partnership shall refrain from distributing such property to be distributed having a Fair Market Value of at least the Withheld Amount until the Partnership has received a payment of such Withheld Amount).

(c) Any withholding referred to in this Section 6.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.

(d) If the Partnership receives a distribution from or in respect of which tax has been withheld, the Partnership shall be treated as having received cash in an amount equal to the amount of such withheld tax, and each Partner shall be treated as having received as a distribution the portion of such amount that is attributable to such Partner.

6.4 Limitation on Distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

ARTICLE VII

ALLOCATIONS; TAX AND ACCOUNTING MATTERS

7.1 General Application. The rules set forth below in this Article VII shall apply for the purposes of determining each Partner’s general allocable share of the items of income, gain, loss or expense of the Partnership comprising Profit or Loss of the Partnership for each Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Partner’s Capital Account to reflect the aforementioned general and special allocations. For each Fiscal Year, the special allocations in Section 7.3 shall be made immediately prior to the general allocations of Section 7.2.

7.2 General Allocations.

(a) Hypothetical Liquidation. The items of income, expense, gain and loss of the Partnership comprising Profit or Loss for a Fiscal Year shall be allocated among the Persons who were Partners during such Fiscal Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Partner at the end of such Fiscal Year to equal the excess (which may be negative) of:

(i) the hypothetical distribution (if any) that such Partner would receive if, on the last day of the Fiscal Year, (x) all Partnership assets, including cash, were sold for cash equal to their Gross Asset Values (determined, for the avoidance of doubt, without adjustment for the hypothetical liquidation described in this paragraph (i)), taking into account any adjustments thereto for such Fiscal Year, (y) all Partnership liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Gross Asset Value of the assets securing such liability), and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 6.1 hereof, over

(ii) the sum of (x) the amount, if any, which such Partner would be obligated to contribute to the capital of the Partnership, (y) such Partner’s share of the Partnership Minimum Gain determined pursuant to Regulations Section 1.704-2(g), and (z) such Partner’s share of Partner Nonrecourse Debt Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 7.2(a)(i) hereof.

(b) Determination of Items Comprising Allocations.

(i) In the event that the Partnership has Profit for a Fiscal Year,

(1) for any Partner as to whom the allocation pursuant to Section 7.2(a) hereof would reduce its Capital Account, such allocation shall be comprised of a proportionate share of each of the Partnership’s items of expense or loss entering into the computation of Profit for such Fiscal Year; and

(2) the allocation pursuant to Section 7.2(a) hereof in respect of each Partner (other than a Partner referred to in Section 7.2(b)(i)(1) hereof) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Profit for such Fiscal Year (other than the portion of each Partnership item of expense and loss, if any, that is allocated pursuant to Section 7.2(b)(i)(1) hereof).

(ii) In the event that the Partnership has a Loss for a Fiscal Year,

(1) for any Partner as to whom the allocation pursuant to Section 7.2(a) hereof would increase its Capital Account, such allocation shall be comprised of a proportionate share of the Partnership’s items of income and gain entering into the computation of Profit for such Fiscal Year; and

(2) the allocation pursuant to Section 7.2(a) hereof in respect of each Partner (other than a Partner referred to in Section 7.2(b)(ii)(1) hereof) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Profit for such Fiscal Year (other than the portion of each Partnership item of income and gain, if any, that is allocated pursuant to Section 7.2(b)(ii)(1) hereof).

(c) Loss Limitation. Notwithstanding anything to the contrary in this Section 7.2, the amount of items of Partnership expense and loss allocated pursuant to this Section 7.2 to any Partner shall not exceed the maximum amount of such items that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Partner would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 7.2(c) shall be allocated first to Partners who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Capital Account balances, adjusted as provided in clauses (i) and (ii) of the definition of Adjusted Capital Account Deficit, until no Partner would be entitled to any further allocation, and thereafter, to all Partners, pro rata, in proportion to their Percentage Interests. No Partner shall have any obligation under this Agreement to restore any Adjusted Capital Account Deficit.

7.3 Special Allocations. The following special allocations shall be made in the order required by the Code and the Regulations:

(a) Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VII, each Partner shall receive such special allocations of items of Partnership income and gain as are required in order to conform to Regulation Section 1.704-2.

(b) Qualified Income Offset. Subject to Section 7.3(a) hereof, but notwithstanding any other provision of this Article VII, items of income and gain shall be specially allocated to the Partners in a manner that complies with the “qualified income offset” requirement of Regulation Section 1.704-1(b)(2)(ii)(d)(3).

(c) Deficit Capital Accounts Generally. In the event that a Partner has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is then obligated to restore pursuant to this Agreement, and (ii) the amount such Partner is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Partner shall be specially allocated items of Partnership income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 7.3(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VII have been tentatively made as if this Section 7.3(c) were not in this Agreement.

(d) Deductions Attributable to Partner Nonrecourse Debt. Any item of Partnership loss or expense that is attributable to Partner Nonrecourse Debt shall be specially allocated to the Partners in the manner in which they share the economic risk of loss (as defined in Regulation Section 1.752-2) for such Partner Nonrecourse Debt.

(e) Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Partnership shall be specially allocated to all of the Partners in proportion to their Capital Contributions.

(f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(g) Allocations Subsequent to Assignment. To the extent permitted by the Code, Profits or Losses and other items attributable to a Partnership Unit acquired by reason of an assignment from a Partner shall be allocated or adjusted between the assignor or the assignee based upon an interim closing of the Partnership’s books.

(h) The allocations pursuant to Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(e), 7.3(f) and 7.3(g) shall be comprised of a proportionate share of each of the Partnership’s items of income or gain. The amounts of any Partnership income, gain, loss or deduction available to be specially allocated pursuant to this Section 7.3 shall be determined by applying rules analogous to those set forth in the definitions of Profit and Loss.

(i) Curative Allocations. The allocations set forth in Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(e), and 7.3(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any provisions herein to the contrary (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount for the allocations of Partnership items under this Article VII shall be equal to the net amount that would have been allocated had the Regulatory Allocations not occurred. This Section 7.3(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent with this intention.

7.4 Allocation of Nonrecourse Liabilities. For purposes of determining each Partner’s share of nonrecourse liabilities, if any, of the Partnership in accordance with Regulation Section 1.752-3(a)(3), the Partners’ interests in Partnership Profits shall be determined in the same manner as prescribed by Section 7.3(e) hereof.

7.5 Transfer of Units. In the event of a Transfer of all or part of a Partnership Unit (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, the shares of items of Partnership net income or net loss and specially allocated items allocable to the Transferred Partnership Unit shall be allocated between the assignor and the assignee in a manner determined by the General Partner, in its sole discretion, that is not inconsistent with the applicable provisions of the Code and Regulations.

7.6 Tax Allocations.

(a) Section 704(b) Allocations.

(i) Each item of income, gain, loss, deduction or credit for Federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Profit or Loss or is specially allocated pursuant to Section 7.3 hereof (a “Book Item”) shall be allocated among the Partners in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 7.2 or 7.3 hereof.

(ii) If the Partnership recognizes Depreciation Recapture (as defined below) in respect of the sale of any Partnership asset,

(1) the portion of the gain on such sale which is allocated to a Partner pursuant to Section 7.2 or 7.3 hereof shall be treated as consisting of a portion of the Partnership’s Depreciation Recapture on the sale and a portion of the balance of the Partnership’s remaining gain on such sale under principles consistent with Regulations Section 1.1245-1; and

(2) if, for Federal income tax purposes, the Partnership recognizes both “unrecaptured Section 1250 gain” (as defined in Code Section 1(h)) and gain treated as ordinary income under Code Section 1250(a) in respect of such sale, the amount treated as Depreciation Recapture under Section 7.6(a)(ii)(1) shall be comprised of a proportionate share of both such types of gain.

(iii) “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Partnership which, for Federal income tax purposes (a) is treated as ordinary income under Code Section 1245; (b) is treated as ordinary income under Code Section 1250; or (c) is “unrecaptured Section 1250 gain” as such term is defined in Code Section 1(h).

(b) Section 704(c) Allocations. In the event any property of the Partnership is credited to the Capital Account of a Partner at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (b) of the definition of “Gross Asset Value”), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Code Sections 704(b) and 704(c) and the Regulations thereunder. The Partnership, in the sole discretion of the General Partner, may make, or not make, “curative” or “remedial” allocations (within the meaning of the Treasury Regulations under Code Section 704(c)) including, but not limited to:

(i) “curative” allocations which offset the effect of the “ceiling rule” for a prior Fiscal Year (within the meaning of Regulation Section 1.704-3(c)(3)(ii)); and

(ii) “curative” allocations from dispositions of contributed property (within the meaning of Regulation Section 1.704-3(c)(3)(iii)(B)).

(c) Tax Items Allocable to Particular Partners. If the Partnership is required to recognize income, gain, deduction or loss for tax purposes that is attributable to a particular Partner, such items shall be allocated to such Partner.

(d) Credits. All tax credits shall be allocated among the Partners as determined by the General Partner, in its sole discretion, consistent with applicable law.

The tax allocations made pursuant to this Section 7.6 shall be solely for tax purposes and shall not affect any Partner’s Capital Account or share of non-tax allocations or distributions under this Agreement.

7.7 Books of Account. At all times during the continuance of the Partnership, the Partnership shall maintain or cause to be maintained books of account that are complete and correct in all material respects, wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership’s business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by Persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act.

7.8 Tax Elections and Returns. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion. The General Partner shall prepare the appropriate Federal, state, local and non-U.S. income tax returns of the Partnership and shall endeavor to furnish the appropriate informational tax returns for each Partner (or a reasonable estimate thereof) no later than March 31 of each year.

7.9 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership.

ARTICLE VIII

TRANSFER OF PARTNERSHIP UNITS

8.1 Transfers of General Partner Units. The General Partner may only Transfer any of the General Partner Units (A) to any Affiliate, or (B) in connection with a Change in Control (as defined in the Parent LP Agreement); provided that (i) such transferee executes a counterpart to this Agreement where it agrees to become the General Partner hereunder, and (ii) such Transfer is in compliance with the Securities Act and applicable securities laws and otherwise in compliance with the terms of Section 8.2(g).

8.2 Transfers by Limited Partners.

(a) Subject to any restrictions on transferability by operation of law or contained elsewhere in this Agreement, and any other requirement of law imposed on the Partnership or the Limited Partners, no Limited Partner shall Transfer, or enter into any Swap

Transaction with respect to, any portion of its Partnership Units, without the prior written consent of the General Partner (which may be given or withheld by the General Partner in its sole discretion; provided, that if such Transfer or Swap Transaction is from a Limited Partner to its Affiliate or a Permitted Transferee, such consent shall not be unreasonably withheld); provided, however, that, (x) subject to the requirements set forth in Section 8.2(b) to (g) below, such consent of the General Partner shall not be required with respect to a Transfer by a Limited Partner of Partnership Units (i) to the Partnership, Parent or any of their respective Subsidiaries, or (ii) pursuant to and in conformity with Section 9.2 hereof, and (y) the failure of the General Partner to respond within fifteen (15) Business Days of such a request made in writing shall constitute such consent of the General Partner; provided, further that notwithstanding the foregoing, such failure to respond within such time period shall not be deemed to be the General Partner’s consent to any Transfer to a Competitor.

(b) Each Limited Partner agrees that it will not Transfer, or enter into any Swap Transaction with respect to, Partnership Units prior to delivery to the Partnership of evidence in form and substance reasonably satisfactory to the Partnership including, if required by the General Partner, an opinion of counsel, to the effect that such Transfer or Swap Transaction will be in compliance with the Securities Act and any applicable state or other securities laws.

(c) Each Limited Partner agrees, upon the reasonable request of the General Partner, to execute such certificates or other documents and perform such acts as the Partnership deems appropriate to preserve the status of the Partnership as a limited partnership after the completion of any Transfer of Partnership Units of such Limited Partner under the laws of any jurisdiction that is applicable to such Transfer. For purposes of this Section 8.2(c), any Transfer by a Limited Partner of its Partnership Units, whether voluntary or by operation of law, shall be considered a Transfer.

(d) Any Limited Partner making a Transfer or entering into a Swap Transaction permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses incurred by the Partnership as a result of such Transfer or such Swap Transaction.

(e) No Transfer or Swap Transaction by a Limited Partner permitted hereunder shall relieve the transferring Limited Partner of any of its obligations or liabilities under this Agreement arising prior to or in connection with consummation of such Transfer or Swap Transaction.

(f) In connection with each Transfer or Swap Transaction permitted hereunder, the Limited Partner making the Transfer or entering into a Swap Transaction and the transferee shall deliver to the Partnership such other documents and instruments as the Partnership reasonably may request to confirm that such Transfer or Swap Transaction is in compliance with the terms and conditions of this Agreement.

(g) Notwithstanding anything to the contrary set forth in this Agreement, no Transfer shall be permitted (i) if such Transfer is in violation, or could be deemed to be in violation, of applicable securities, ERISA, antitrust or other laws, (ii) if such Transfer could require any licensing, regulatory consent, registration or other significant regulatory proceeding, (iii) if such Transfer could have the effect of causing the Partnership, Parent or any of their respective Subsidiaries (or any successors thereof) to become a publicly traded partnership (within the meaning of Section 7704 of the Code), (iv) if the General Partner determines that such Transfer would reasonably be expected to have an adverse regulatory impact on Partnership, the General Partner, Parent or any of their respective Affiliates or (v) if such Transfer is to a Competitor.

(h) Any transferee of any Securities of any Other Partner shall have all the rights and be bound by all of the obligations hereunder, including, without limitation, the irrevocable proxy contained in Section 14.14 hereof, of such Other Partner, except that no such transferee, other than a transferee who is an Affiliate of such Other Partner, shall have any rights under Section 9.5.

8.3 Distributions Subsequent to Transfer. A Transfer of a Limited Partner’s Partnership Units shall be effective on the first day of the month following the day on which the requirements of Section 8.2 hereof are satisfied, or at such earlier time as the General Partner determines. Distributions made after the effective date of the Transfer shall be made to the assignee.

8.4 Satisfactory Written Transfer Required. Notwithstanding anything to the contrary contained herein, the Partnership and the General Partner shall be entitled to treat the assignor of Partnership Units or rights attributable to the Partnership Units or any Limited Partner as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a written Transfer that conforms to the requirements of this Article VIII has been received by and recorded on the books of the Partnership.

Any purported sale, assignment, transfer or conveyance by any Partner (including any assignee thereof) of any interest in the Partnership not made strictly in accordance with the provisions of this Article VIII shall, to the fullest extent permitted by law, be entirely null and void ab initio.

A Person acquiring an interest in the Partnership in connection with a Transfer permitted by this Article VIII may be admitted to the Partnership as a Limited Partner of the Partnership with the consent of the General Partner and upon such Person’s execution of an instrument evidencing such Person’s agreement to be bound by this Agreement. Any Partner admitted to the Partnership subsequent to a Transfer pursuant to this Article VIII shall succeed to all the rights and be subject to all the obligations of the transferring Partner hereunder in respect of the interest as to which it was substituted. The terms “Limited Partner,” “Limited Partners,” “General Partner” and “Partners” used in this Agreement, shall be deemed to apply to and include each substituted and additional Partner admitted to the Partnership pursuant to this Article VIII.

ARTICLE IX

ADDITIONAL RIGHTS AND OBLIGATIONS OF

SECURITYHOLDERS AND THE PARTNERSHIP

9.1 Obligation to Sell Securities. If and to the extent a Drag-Along Sale or an Approved Sale is effected pursuant to Section 9.1 of the Parent LP Agreement, the Partnership shall have all right, power and authority to repurchase or redeem the Partnership Units in accordance with applicable law. All Partnership Units so repurchased or redeemed by the Partnership shall be deemed cancelled, whereupon the Partnership shall have no further obligations with respect thereto.

9.2 Rights of Inclusion.

(a) If the Partnership has a Tag-Along Right, upon receipt of a Transfer Notice, the Partnership shall promptly provide the Other Partners holding Common Units with a copy of such Transfer Notice.

(b) Each of the Other Partners shall have a right (“Resale Right”) to sell (the “Investor Tag Sale”) its Common Units to the Partnership (the “Tag Securities”) in an amount equal to (i) the number of Parent Partnership Units permitted to be Transferred by the Partnership under the Tag-Along Right multiplied by (ii) a fraction equal to (x) the number of outstanding Tag Securities owned by such Other Partner over (y) the number of outstanding Tag Securities owned by all of the Other Partners; provided, that to the extent that any Other Partner does not elect to Transfer all or a part of its Tag Securities, the remaining Other Partners holding Tag Securities shall have the right to Transfer such amount of their respective Tag Securities equal to their respective pro rata shares of such non-Transferred Tag Securities, based upon the amount of outstanding Tag Securities owned by such Other Partner relative to the outstanding Tag Securities owned by all of such remaining Other Partners. To the extent that any Other Partner elects to sell any Tag Securities pursuant to an Investor Tag Sale, such Other Partner shall sell such Tag Securities to the Partnership which shall sell a corresponding number of Parent Partnership Units to the Parent, whereupon such Other Partner shall receive consideration for its Tag Securities equal to such Other Partner’s pro rata share of any consideration received by the Partnership from Parent pursuant to the Investor Tag Sale (the “Tag Consideration”). Concurrently with the payment of such Tag Consideration, the applicable Tag Securities purchased by the Partnership shall be deemed cancelled, whereupon the Partnership shall have no further obligations with respect thereto. Notwithstanding anything to the contrary herein, each Other Partner’s receipt of the Tag Consideration is subject to the terms and conditions of the Tag-Along Sale as provided in the Parent LP Agreement.

(c) Each Other Partner who has a Resale Right shall provide written notice to the Partnership within five (5) days of the receipt of the Transfer Notice, and any Other Partner who fails to provide such notice within such time period shall be deemed not to have exercised its Resale Right, and the Partnership shall deliver a notice to the Parent of its exercise of the “Tag-Along Right” (as defined in the Parent LP Agreement) within the time periods required in the Parent LP Agreement to permit its exercise of the “Tag Along Rights” thereunder.

9.3 Related Matters. The rights and obligations of the Other Partners in connection with a Resale Right are subject to the following additional conditions:

(a) Concurrently with the consummation of a Resale Right, the General Partner shall give notice thereof to the Partnership who shall promptly give such notice to the Other Partners. The Partnership shall remit the applicable consideration directly to each applicable Other Partner as provided in Section 9.2 and furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Partner.

(b) Each Other Partner participating in a Resale Right shall make representations and warranties as to its title to the Tag Securities being sold and its power, authority, and right to enter into the pertinent transaction without contravention of law or contract. Upon the request of the General Partner, in connection with any Resale Right, each Other Partner shall execute a customary contribution agreement regarding the obligations pursuant to such sale.

(c) If any Other Partner fails to deliver certificates, if any, representing its Tag Securities in connection with a Resale Right, such Other Partner (i) shall not be entitled to the consideration that such Other Partner would otherwise have received in the Resale Right, until such Other Partner cures such failure (provided, that, after curing such failure, such Other Partner shall not be entitled to any interest on such consideration), (ii) shall be deemed, for all purposes, no longer to be a limited partner of the Partnership or Parent with respect to the Tag Securities not so delivered and shall have no voting rights with respect to the Tag Securities not so delivered, (iii) shall not be entitled to any distributions declared after the Resale Right, with respect to the Tag Securities not so delivered, (iv) shall have no other rights or privileges granted to limited partners of the Partnership or Parent under this or any future agreement with respect to the Tag Securities not so delivered and (v) in the event of a liquidation of the Partnership or Parent, such Other Partner’s rights with respect to any consideration that such holder would have received with respect to the Tag Securities not so delivered if such holder had complied with this provision, if any, shall be subordinate to the rights of all other limited partners of the Partnership or Parent; provided, that if any such certificate is lost, stolen or destroyed and the Other Partner owning such certificate delivers in connection with such Resale Right, in lieu of such certificate, an agreement of indemnity or a bond satisfactory to the General Partner in its sole discretion, with sufficient surety, to indemnify the Partnership and each transfer agent and registrar agent, if any, against any and all losses and claims that may arise as a result of the issuance of a new certificate in place of the one so lost, stolen or destroyed, then such certificate shall not be deemed to be “failed to be delivered” for purposes of this Section 9.3(c).

9.4 Right of First Offer.

(a) If any Other Partner desires to Transfer, directly or indirectly, and whether or not due to the receipt by such Other Partner of an offer to purchase Partnership Units from a third party, all or any portion of its Partnership Units, other than to a Permitted Transferee or in a Public Transfer (any such Other Partner desiring to make any such Transfer is referred to herein as an “Offeror,” and the Partnership Units which the Offeror seeks to Transfer are referred to herein as the “Offered Units”) then, in each case, the Offeror shall first, before making or accepting any offer to Transfer such Units, comply with Section 9.4(b) below; provided that this Section 9.4 shall not apply to Transfers made pursuant to and in conformity with Sections 9.1 or 9.2 hereof or to Transfers to Affiliates made in accordance with Section 8.2. Such Transfer shall also be subject to the provisions of Section 8.2 and nothing set forth herein is intended to modify the restrictions set forth therein.

(b) The Offeror shall give written notice (the “Offering Notice”) to the “Common Partners” (as defined in the Parent LP Agreement) who are also “Participating Common Partners” (as defined in the Parent LP Agreement) (the “Parent Common Partners”) and the Parent, which Offering Notice shall state (i) that the Offeror desires to Transfer such Offered Units and (ii) the minimum sale price (the “Offer Price”) for such Partnership Units and the other material terms and conditions of such proposed Transfer. Each Offering Notice shall constitute an irrevocable offer until the end of the Parent ROFO Period by the Offeror to such Parent Common Partners and the Parent to Transfer the Offered Units at the Offer Price in cash, subject to the provisions of this Section 9.4.

(c) The Parent Common Partners, the Centre Partners Entities and the Parent shall have the right (the “Right of First Offer”) collectively to purchase some or all of the Offered Units, at the Offer Price in cash. Within 15 days of receipt of an Offering Notice (the “Centre ROFO Period”), the Centre Partners Entities may exercise this Right of First Offer by delivering a notice to the Offeror, the Parent Common Partners and the Parent (a “Centre ROFO Notice”) stating that the Centre Partners Entities elect to purchase some or all of the Offered Units, as applicable. In connection with an exercise by the Centre Partners Entities hereunder, each Parent Common Partner shall have the right to purchase an amount of such Offered Units equal to (i) the total number of such Offered Units multiplied by (ii) a fraction equal to (x) the number of outstanding “Participating Common Units” (as defined in the Parent LP Agreement) owned by such Parent Common Partner over (y) the number of such outstanding Participating Common Units owned by all of the Parent Common Partners. The Centre Partners Entities shall have the right to purchase any of the Offered Units subject to the Centre ROFO Notice not purchased by the Parent Common Partners. The Parent shall have the right to exercise the Right of First Offer for 15 days following the Centre ROFO Period (the “Parent ROFO Period”) by delivering a notice to the Offeror (a “Parent ROFO Notice”) stating that the Parent elects to purchase all or some of the Offered Units not purchased by the Centre Partners Entities and the other Parent Common Partners, collectively. Delivery of a Centre ROFO Notice and/or Parent ROFO Notice shall constitute a contract between the Offeror and the Parent and/or the Centre Partners Entities, as the case may be, for the sale and purchase of the Offered Units at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offering Notice. Failure of the Centre Partners Entities to exercise such right within the Centre ROFO Period and/or the Parent to exercise such right within the required time periods set forth in this Section 9.4(c) shall be regarded as a waiver of such rights.

(d) Subject to Section 8.2, if the Centre Partners Entities and/or the Parent do not elect to purchase any of the Offered Units within the required time periods set forth in Section 9.4(c), the Offeror may, within 90 days of the expiration of the Parent ROFO Period, Transfer (or enter into a definitive agreement to Transfer) such Offered Units which the Centre Partners Entities and/or the Parent have not elected to purchase, to one or more Persons at a price no lower than the Offer Price and on terms no more favorable to the purchaser than those contained in the Offering Notice.

(e) The closing of any purchase of the Offered Units by the Parent and/or the Centre Partners Entities, as the case may be, shall be held at the principal office of the Parent at 11:00 A.M. local time on a Business Day chosen by it (upon at least five days notice to the other parties to the transaction), which date shall be no later than the scheduled closing date provided for in the Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing the Offeror shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Parent or the Centre Partners Entities, as the case may be, as shall be necessary to transfer, assign and convey the Offered Units to the Parent or the Centre Partners Entities, as the case may be, which shall be transferred free and clear of all Liens or other encumbrances, against payment of the purchase price therefor.

(f) In the event that the Centre Partners Entities exercise their Right of First Offer, the Centre Partners Entities may designate one or more of their Affiliates or Permitted Transferees or any other Partner as the purchaser(s) of all or part of the Offered Units in any transaction hereunder.

(g) To the extent the Parent Common Partners and/or Parent purchase, pursuant to this Section 9.4, any of the Partnership Units (the “ROFO Securities”) from the Other Partner owning such ROFO Securities, the Partnership shall purchase all such ROFO Securities held by such Other Partner who shall transfer such ROFO Securities to the Partnership, and the Parent Common Partners or Parent, as the case may be, shall purchase all Parent Partnership Units held by the Partnership relating to such ROFO Securities at the prices described in this Section 9.4. In such case, Parent or the Parent Common Partners (as applicable), on the Partnership’s behalf and in lieu of paying any amount due to the Partnership pursuant to Section 9.4 of the Parent LP Agreement (for further payment by the Partnership to the applicable Other Partner), shall pay the amounts owed with respect to a repurchase to such Other Partner pursuant to this Section 9.4 by wire transfer of immediately available funds to an account specified in advance by such Other Partner, whereupon the Partnership shall have no further obligations with respect thereto. All ROFO Securities purchased by the Partnership shall be deemed cancelled.

(h) If the Partnership shall receive an Offering Notice (as defined in the Parent LP Agreement) under the Parent LP Agreement (a “Parent LP Offering Notice”), the Partnership shall promptly provide the Parent LP Offering Notice to each of the Other Partners other than those Other Partners who are, or whose Individual Partners are, former employees of the Parent or any of its Subsidiaries (“Non-Former Employee Holders”). Each Non-Former Employee Holder shall have the right to purchase the Offered Units (as defined in the Parent LP Agreement) (the “Parent LP Offered Units”) in an amount equal to (i) the total number of such Parent LP Offered Units multiplied by (ii) a fraction equal to (x) the number of outstanding Common Units owned by such Non-Former Employee Holder over (y) the number of outstanding Common Units owned by all of the Non-Former Employee Holders. Each Non-Former Employee Holder shall provide written notice to the Partnership within ten (10) days of the receipt of the Parent LP Offering Notice, and any Non-Former Employee Holder who fails to provide such notice within such time period shall be deemed not to have elected to purchase any Parent LP Offered Units. The Partnership shall elect to exercise its Right of First Offer (as defined in the Parent LP Agreement) under the Parent LP Agreement to acquire such number of Parent LP Offered Units that the Non-Former Employee Holders have elected to purchase pursuant to the immediately preceding sentence by notifying the Centre Partners Entities pursuant to the time frames set forth in the Parent LP Agreement and the Partnership shall, using the proceeds from such Non-Former Employee Holders, purchase all of the Parent LP Offered Units (and such Non-Former Employee Holders shall deliver such proceeds to the Partnership in exchange for the issuance of Common Units by the Partnership). Notwithstanding the foregoing, in the event that the General Partner reasonably determines that the offering of any securities to a Non-Former Employee Holder will require the Parent or the Partnership to prepare a prospectus or similar offering document in order for such offering to comply with the provisions of the Securities Act, the General Partner shall have the right in its sole discretion to exclude such Non-Former Employee Holder from such offering.

(i) Notwithstanding anything to contrary herein, Parent and each of the Centre Party Entities shall be a third party beneficiary of this Agreement.

9.5 Preemptive Rights. If, at any time prior to termination of the Parent LP Agreement, Parent or any of its Subsidiaries shall propose to issue or sell any “Debt or Equity Securities” (as defined in the Parent LP Agreement) to any Centre Preemptive Party pursuant to Section 9.5(b) of the Parent LP Agreement on the terms and conditions set forth therein (“Preemptive Sale”), upon the Partnership receiving the notice required pursuant to Section 9.5 of the Parent LP Agreement (the “Preemptive Sale Notice”), the Partnership shall, no later than three (3) days after receiving the Preemptive Sale Notice, provide a copy of such Preemptive Sale Notice to each of the Other Partners other than those Other Partners who are, or whose related Individual Partners are, former employees of the Parent or any of its Subsidiaries (“Right Holders”). Each Right Holder shall have the right (“Preemptive Sale Right”) to purchase such series or class of debt or equity securities from the Partnership, having such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner in its sole discretion to give such Right Holder substantially similar rights to the other holders of such “Debt or Equity Securities,” in an amount equal to (i) the total number of such securities issued by the Partnership multiplied by (ii) a fraction equal to (x) the number of outstanding Common Units owned by such Right Holder over (y) the number of outstanding Common Units owned by all of the Right Holders. A Right Holder shall exercise such Preemptive Sale Right by delivering written notice of such exercise to the Partnership no later than five (5) days after receiving the Preemptive Sale Notice. The Partnership shall deliver a Preemptive Response Notice (as defined in the Parent LP Agreement) to the Parent within the time periods required under the Parent LP Agreement with respect to any securities to be purchased by the Right Holders who provide timely written notice of their Preemptive Sale Rights to the Partnership within such five-day period. For the avoidance of doubt, the General Partner shall update Schedule I, to the extent necessary, following the exercise of the Preemptive Sale Rights by one or more of the Right Holders. The Partnership shall, using the proceeds from the Right Holders (and such Right Holders shall deliver such proceeds to the Partnership in exchange for the issuance of Common Units by the Partnership), purchase an amount of such “Debt or Equity Securities” equal to (A) the total amount of such “Debt or Equity Securities” offered to be sold to the Partnership pursuant to the Preemptive Sale multiplied by (B) a fraction equal to (x) the number of outstanding Common Units owned by all of the Right Holders exercising their rights pursuant to the immediately preceding sentence over (y) the number of outstanding Common Units owned by all of the Right Holders. Such Preemptive Sale Right shall be subject to the terms and conditions set forth in the Preemptive Sale. Notwithstanding the foregoing, in the event that the General Partner reasonably determines that the offering of any debt or equity securities to a Right Holder or Right Holders will require the Parent or the Partnership to prepare a prospectus or similar offering document in order for such offering to comply with the provisions of the Securities Act and such requirement would not apply but for the inclusion of the particular Right Holder or Right Holders in such offering, the General Partner shall have the right in its sole discretion to exclude such Right Holder(s) from such offering.

9.6 Call Right.

(a) Each Other Partner hereby acknowledges and agrees that his, her or its Partnership Units are subject to the “Call Right” and other provisions of Section 9.6 of the Parent LP Agreement. If and to the extent one or more of the Centre Partners Entities or the Parent exercises its Call Right (as defined in the Parent LP Agreement) pursuant to Section 9.6(a) of the Parent LP Agreement, then simultaneously with the consummation of the sale of the applicable Partnership Units pursuant to such Call Right, the Partnership shall repurchase such amount of its Partnership Units repurchased pursuant to the Call Right (and the Other Partner subject to such Call Right shall transfer such Partnership Units to the Partnership), and the Person(s) purchasing such Partnership Units pursuant to such Call Right shall purchase all such Parent Partnership Units held by the Partnership relating to such Partnership Units on the terms and conditions, including price, provided for in the Parent LP Agreement. In such case, Person(s) purchasing such Partnership Units pursuant to such Call Right, on the Partnership’s behalf and in lieu of paying any amount due to the Partnership pursuant to Section 9.6(a) of the Parent LP Agreement (for further payment by the Partnership to the applicable Other Partner), shall pay the amounts owed with respect to such Call Right to such Other Partner pursuant to this Section 9.6(a) by wire transfer of immediately available funds to an account specified in advance by such Other Partner, whereupon the Partnership shall have no further obligations with respect thereto. All such Partnership Units purchased by the Partnership shall be deemed cancelled.

(b) Upon the death of any Individual Partner (other than an Individual Partner who has been employed by the Parent or any of its Affiliates and whose employment is Terminated due to death and is covered by Section 9.6(a)(i)(C)(y) of the Parent LP Agreement), at any time within ninety (90) days after becoming aware of such Individual Partner’s death (the “Individual Notice Period”), (x) first, the Parent, (y) to the extent that the Parent chooses not to, then second, the Partnership and (z) to the extent that the Partnership chooses not to, then third, the Centre Partners Entities, may purchase all of the Partnership Units held by such Individual Partner (the “Individual Call Units”) at a purchase price per unit equal to the Fair Market Value of such Partnership Units as of the date of the exercise of such right (the “Individual Call Right”). To exercise such Individual Call Right, the Parent must give written notice thereof to such Individual Partner’s estate (the “Individual Call Notice”). The Individual Call Notice is irrevocable and must set forth the Parent’s intent to exercise the Individual Call Right, contain the total number of Individual Call Units to be sold pursuant to the Individual Call Right, and be mailed or delivered during the Individual Notice Period. The closing of any repurchase under this Section 9.6(b) shall occur on the date to be specified by the Parent, such date to be no later than 90 days after the date of the Individual Call Notice. No adjustments shall be made to the purchase price for fluctuations in the Fair Market Value of the Individual Call Units after the date of the Individual Call Notice. If the Parent elects not to exercise the Individual Call Right, it shall notify the Partnership within twenty days prior to the expiration of the Individual Notice Period, and the Partnership may exercise the Individual Call Right pursuant to the provisions of this Section 9.6(b) as if it were the Parent; provided that the terms and provisions of Section 9.6(c) shall apply to such transaction, and the Partnership shall comply with the obligations set forth in Section 9.6(c), as if the Partnership shall been notified by the Parent pursuant to Section 9.6(a)(iii) of the Parent LP Agreement that the Parent does not elect to exercise its Call Right (as defined in the Parent LP Agreement) under the Parent LP Agreement. If the Partnership elects not to exercise the Individual Call Right, it shall notify the Centre Partners Entities within ten days prior to the expiration of the Individual Notice Period, and the Centre Partners Entities may exercise the Individual Call Right pursuant to the provisions of this Section 9.6(b) as if it were the Parent. In connection with an exercise by the Centre Partners Entities hereunder, each Participating Common Partner (as defined in the Parent LP Agreement) shall have the right to purchase an amount of such Individual Call Units equal to (i) the total number of such Individual Call Units multiplied by (ii) a fraction equal to (x) the number of outstanding Participating Common Units (as defined in the Parent LP Agreement) owned by such Participating Common Partner over (y) the number of outstanding Participating Common Units owned by all of the Participating Common Partners; provided that the terms and provisions of Section 9.6(d) shall apply to such transaction, and the Partnership shall comply with the obligations set forth in Section 9.6(d), as if the Partnership shall been notified by the Centre Partners Entities pursuant to Section 9.6(a)(iii) of the Parent LP Agreement that the Centre Partners Entities elect to exercise their Call Right (as defined in the Parent LP Agreement) under the Parent LP Agreement. The Centre Partners Entities shall have the right to purchase any of the Individual Call Units not purchased by the Participating Common Partners.

(c) [Reserved]

(d) If the Partnership is notified by the Centre Partners Entities pursuant to Section 9.6(a)(iii) of the Parent LP Agreement that the Centre Partners Entities elect to exercise their Call Right (as defined in the Parent LP Agreement) under the Parent LP Agreement (a “Centre Call Right”), the Partnership shall promptly notify each of the Non-Former Employee Holders. Each Non-Former Employee Holder shall have the right to purchase the Call Units (as defined in the Parent LP Agreement) in an amount equal to (i) the total number of such Call Units permitted to be purchased by the Partnership pursuant to the penultimate sentence of Section 9.6(a)(iii) of the Parent LLP Agreement (the “Centre Call Units”) multiplied by (ii) a fraction equal to (x) the number of outstanding Common Units owned by such Non-Former Employee Holder over (y) the number of outstanding Common Units owned by all of the Non-Former Employee Holders; provided, that to the extent that any Non-Former Employee Holder does not elect to purchase its portion of the Centre Call Units, the remaining Non-Former Employee Holders shall have the right to purchase such amount of Centre Call Units equal to their respective pro rata shares, based upon the amount of outstanding Common Units owned by such Non-Former Employee Holder relative to the outstanding Common Units owned by all of such remaining Non-Former Employee Holders. Each Non-Former Employee Holder shall provide written notice to the Partnership within ten (10) days of the receipt of such notice from the Partnership, and any Non-Former Employee Holder who fails to provide such notice shall be deemed not to have elected to purchase any Centre Call Units. The Partnership shall deliver a written notice (a “Centre Call Notice”) on such tenth (10) day and the Partnership shall, using the proceeds from the Non-Former Employee Holders, purchase the portion of the Centre Call Units elected to be purchased by the Non-Former Employee Holders (and such Non-Former Employee Holders shall deliver such proceeds to the Partnership in exchange for the issuance of Common Units by the Partnership). Notwithstanding the foregoing, in the event that the General Partner reasonably determines that the offering of any securities to a Non-Former Employee Holder will require the Parent or the Partnership to prepare a prospectus or similar offering document in order for such offering to comply with the provisions of the Securities Act, the General Partner shall have the right in its sole discretion to exclude such Non-Former Employee Holder from such offering.

(e) Notwithstanding anything to contrary herein, Parent and each of the Centre Party Entities shall be a third party beneficiary of this Agreement.

ARTICLE X

DISSOLUTION, LIQUIDATION, WINDING-UP

AND TERMINATION

10.1 Causes of Dissolution. The Partnership shall be dissolved upon the first to occur of the following:

(a) December 31, 2059;

(b) the withdrawal, Incapacity or Bankruptcy of the General Partner or the occurrence of any other event which causes the General Partner to cease to be a general partner of the Partnership under the Act, unless the Partnership is continued in accordance with the Act;

(c) the sale or other disposition of all of the Partnership Assets, or the dissolution and liquidation of the Parent in accordance with the Parent LP Agreement;

(d) the decree of the dissolution of the Partnership by a court of competent jurisdiction; and

(e) at any time there are no limited partners of the Partnership;

provided, that the Partnership would not be dissolved as a result of the foregoing if the General Partner determines that it is in the best interests of the Partnership or the Partners to continue the Partnership’s existence (to the extent permissible under the Act).

To the fullest extent permitted by law, the Partners agree that no act, thing, occurrence, event or circumstance shall cause or result in the dissolution or termination of the Partnership except as provided above in this Section 10.1.

10.2 Winding Up and Liquidation. Except as otherwise provided in this Agreement, upon dissolution of the Partnership, the business and affairs of the Partnership shall be wound up as provided in this Section 10.2. The General Partner shall act as the

“Liquidator.” If upon dissolution, however, there is no General Partner or such dissolution is pursuant to Section 10.1(b), a Majority-in-Interest of the Limited Partners shall designate a Person to act as Liquidator. The Liquidator shall wind up the affairs of the Partnership, shall dispose of such Partnership Assets as it deems necessary or appropriate and shall pay and distribute the assets of the Partnership, including the proceeds of any such dispositions, as follows:

(a) first, to creditors in satisfaction of liabilities of the Partnership (whether by payment or by the making of reasonable provision for payment, as determined by the Liquidator in its sole discretion); and

(b) thereafter, to the Partners in accordance with Section 6.1.

10.3 Documentation of Dissolution and Termination. Upon the dissolution of the Partnership and the appointment of a Liquidator in accordance with Section 10.2, the Liquidator shall execute and file all appropriate certificates of amendment to the Certificate as required under the Act, and shall execute, file and record such other certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its Affiliates do business. Upon the completion of the winding-up of the Partnership (including the application or distribution of all cash or other assets placed in reserve in accordance with Section 10.2), the Partnership shall be terminated and the General Partner or the Liquidator, as the case may be, shall execute and file a certificate of cancellation as required under the Act, and shall execute, file and record such other certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its Affiliates do business in order to reflect or effect the termination of the Partnership.

10.4 Waiver of Partition. Each Partner hereby waives any right to a partition of the Partnership Assets.

ARTICLE XI

[RESERVED]

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties of the Limited Partners. Each Limited Partner makes the following representations and warranties as of the date hereof, with respect to itself only (and not with respect to any other Partner), to and for the benefit of the Partnership and each other Partner:

(a) Organization; Authority. If the Limited Partner is a corporation, then it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. If the Limited Partner is a partnership or limited liability company, then it is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. The Limited Partner has the requisite authority (corporate or otherwise), and in the case of a Limited Partner who is an individual, full legal capacity, to enter into and perform its obligations under this Agreement.

(b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Limited Partner has been duly and validly authorized by all necessary action of the Limited Partner. This Agreement has been duly executed and delivered by the Limited Partner, or an authorized representative of the Limited Partner, and constitutes a legal, valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with the terms hereof.

(c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the Limited Partner in connection with the execution, delivery and performance of this Agreement.

(d) Private Offering. The Limited Partner is acquiring its Partnership Units for its own account and not with a view to the resale or distribution thereof.

(e) Information. The Limited Partner has received the Confidential Offering Memorandum dated November 11, 2008 (as amended, the “Memorandum”) and this Agreement and read each of them carefully and understands their contents. The Limited Partner confirms that no representations or warranties have been made to the Limited Partner other than those contained in the Memorandum, and in determining to subscribe for any Partnership Units, the Limited Partner has not relied upon any information, representations or warranty not contained in the Memorandum. The Limited Partner understands that the terms and conditions contained in this Agreement may in certain respects vary from or be inconsistent with the terms and conditions set forth in the Memorandum and acknowledges that the terms and conditions of this Agreement shall be controlling. The Limited Partner has been afforded an opportunity to ask questions of and receive answers from the General Partner concerning the terms and conditions of the offering of Partnership Units, the terms of this Agreement, Parent and the Partnership, and has obtained, to its satisfaction, any additional information (to the extent the General Partner had such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any representation or information otherwise furnished by the General Partner; and all such questions (if any) have been answered to the full satisfaction of the Limited Partner. The Limited Partner confirms that the Partnership Units were not offered to the Limited Partner by any means of general solicitation or general advertising. Without limiting the generality of the foregoing, the Limited Partner is not purchasing the Partnership Units (i) as a result of or subsequent to becoming aware of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, generally available electronic communication, broadcast over television or radio or generally available to the public on the Internet or the Worldwide Web; or (ii) as a result of or subsequent to attendance at a seminar or meeting called by any of the means set forth in the foregoing clause (i). The Limited Partner has such knowledge and experience in financial and business matters that the Limited Partner is capable of evaluating the merits and risks of an investment in the Partnership and of making an informed investment decision. The Limited Partner has sufficient knowledge of the affairs of the Partnership, Parent and their respective Subsidiaries to permit him or her to make an informed decision regarding an investment in the Partnership, Parent and/or their respective Subsidiaries.

(f) Restriction on Resale. The Limited Partner understands and acknowledges that its Partnership Units have not been registered for offer or sale under any Federal or state or other securities law and must be held indefinitely unless subsequently registered or an exemption from such registration is available.

(g) Restrictions on Distributions. The Limited Partner understands and acknowledges that the Senior Credit Facility (as defined in the Parent LP Agreement) and Mezzanine Debt Facility (as defined in the Parent LP Agreement) each currently contains provisions that restrict, and in the future may continue to contain provisions that restrict, the Parent’s ability to receive distributions and dividends from each of its Subsidiaries that is a party to the Senior Credit Facility and/or Mezzanine Debt Facility, as applicable.

(h) Due Diligence. The Limited Partner has performed its own due diligence with the nature of the investment in the Partnership, the speculative and financial risks thereby assumed, and the uncertainty with respect to the timing and amounts of distributions, if any, to be made by the Partnership. The Limited Partner does not desire any further information which may be available with respect to these matters and has had a sufficient opportunity to review the matters that it believes to be important in deciding whether to acquire Partnership Units.

12.2 Representations and Warranties of the General Partner. The General Partner represents and warrants as of the date hereof, with respect to itself only (and not with respect to any other Partner), to and for the benefit of the Partnership and each of the Limited Partners as follows:

(a) Organization. The General Partner is a duly formed and validly existing limited liability company, in good standing, under the laws of the State of Delaware.

(b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the General Partner has been duly and validly authorized by all necessary action of the General Partner. This Agreement has been duly executed and delivered by the General Partner, or an authorized representative of the General Partner, and constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with the terms hereof.

(c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Agreement.

(d) Affiliate. The General Partner is an Affiliate of Centre Partners.

ARTICLE XIII

AMENDMENTS TO PARTNERSHIP AGREEMENT

13.1 Amendments.

(a) This Agreement and the Certificate may be amended, modified or waived from time to time by the General Partner in its sole discretion without the consent of any Limited

Partner; provided, however, that no such amendment or modification (or waiver of a provision hereof or thereof) that would have a material adverse effect on the rights, obligations, powers or interests (economic or otherwise) of any Limited Partner shall be effective without the consent of such Limited Partner; provided, further, that no consent of any Limited Partner shall be required with respect to any such amendment, modification or waiver (x) if a conforming or corresponding amendment, modification or waiver is duly adopted with respect to the Parent LP Agreement or the “Certificate” (as defined in the Parent LP Agreement) in accordance with the Parent LP Agreement, subject to Section 2.4 hereof, if applicable, or (y) which may be effected without the consent of any Limited Partners to the extent expressly provided for in this Agreement (e.g., pursuant to Section 13.1(b)).

(b) In furtherance of the foregoing Section 13.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Partnership or the Limited Partners;

(ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued in accordance with this Agreement and correlative changes to the provisions relating to, among other things, allocations, distributions, capital accounts and the rights set forth in Article IX;

(iv) to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a foreign, Federal or state agency or contained in applicable foreign, Federal or state law.

The General Partner shall provide reasonably prompt written notice to the Limited Partners when any action under this Section 13.1(b) is taken.

(c) Each Partner agrees to be bound by each and every amendment adopted in accordance with this Agreement even if such Partner did not execute such amendment.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Confidentiality. The General Partner shall have access to all information regarding the Partnership. No Limited Partner shall be entitled to obtain any Confidential

Information except as expressly provided in this Agreement or any management rights letter entered into between the Partnership or the General Partner and such Limited Partner; and to the extent a Limited Partner is so entitled to such information, such Limited Partner shall be subject to the provisions of this Section 14.1. In furtherance of and not in limitation of any other similar agreement any Partner may have with the Partnership, including any agreement set forth in Section 3.1(g) of this Agreement, each Partner agrees that all Partner Confidential Information shall be kept confidential by such Partner and shall not be disclosed by such Partner in any manner whatsoever; provided, however, that (i) any of such Partner Confidential Information may be disclosed by a Partner to its managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Partner) (collectively, for purposes of this Section 14.1, “Representatives”) who need to be provided such Partner Confidential Information to assist such Limited Partner in evaluating its investment in the Partnership, each of which Representatives shall be bound by the provisions of this Section 14.1 and such Partner shall be responsible for any breach of this provision by any such Person, (ii) any disclosure of Partner Confidential Information may be made by a Partner or its Representatives to the extent the Partnership consents in writing, (iii) Partner Confidential Information may be disclosed by a Partner to a potential Permitted Transferee or other potential transferee with respect to which the General Partner has consented, in each case who shall agree to be bound by the provisions of this Section 14.1, and such Partner shall be responsible for any breach of this provision by any such Person, (iv) Partner Confidential Information may be disclosed by a Partner or Representative to stockholders, partners and members of a Partner or prospective investors in any investment vehicle affiliated with any Partner, who shall agree with such Partner to be bound by the provisions of this Section 14.1 (provided that the Partnership shall be a third party beneficiary of such agreement), and such Partner shall be responsible for any breach of this provision by any such Person, (v) Partner Confidential Information may be disclosed by a Partner or Representative to stockholders, partners and members of a Partner or prospective investors in any investment vehicle affiliated with any Partner, each of whom shall have agreed to hold all such Partner Confidential Information confidential in accordance with customary confidentiality or non-disclosure agreements with such Partner which, in the case of any breach or prospective breach thereof with respect to any Partner Confidential Information, shall be enforced by such Partner (provided that if such Partner fails to enforce such agreements, the Partner shall be liable to the Partnership for all damages or liabilities incurred in connection therewith or arising therefrom, and the Partnership shall be entitled to equitable relief under applicable law to cause such Partner to enforce such agreements), and (vi) Partner Confidential Information may be disclosed by any Partner or Representative to the extent that the Partner or such Representative has received advice from its counsel that it is legally compelled to do so or is required to do so to comply with applicable law or legal process or government agency or self-regulatory body request, provided that, prior to making such disclosure, the Partner or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Partner Confidential Information, including, if legally permitted, consulting with the General Partner regarding such disclosure and, if reasonably requested by the General Partner, assisting the Partnership, at the Partnership’s expense, in seeking a protective order to prevent the requested disclosure, and provided further that the Partner or Representative, as the case may be, discloses only that portion of the Partner Confidential Information as is, based on the advice of its counsel, legally required. Notwithstanding anything to the contrary herein, the confidentiality obligations of the Partners under this Section 14.1 shall not apply to the disclosure of the fact that the disclosing Partner has an investment in the Business or its successors (it being understood that, except as permitted by clauses (i), (ii), (iii), (iv), (v) or (vi) above, this disclosure may not include the investment amount, valuation information or any other information related thereto).

14.2 Spouses of Partners. Spouses of the Partners who are natural persons do not become Partners as a result of such marital relationship. Each spouse of a Partner shall be required to execute a Spousal Agreement in the form of Exhibit A to evidence their agreement and consent to be bound by the terms and conditions of this Agreement as to their interest, whether as community property or otherwise, if any, in the Partnership Units owned by such Partner.

14.3 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied, emailed or sent by federal mail or by commercial courier and shall be deemed to have been given when delivered in person, upon receipt of telecopy or email, as confirmed by transmission confirmation or delivery receipt, respectively, or three business days after deposit in federal mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 14.3, the addresses of the parties hereto shall be as set forth below their name on a signature page hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 14.3.

14.4 Successors. This Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, subject to the restrictions and provisions on Transfer set forth in this Agreement and except as expressly herein otherwise provided.

14.5 Effect and Interpretation. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware without regard to any conflict of laws rules thereof.

14.6 Counterparts; Facsimile Transmission. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Delivery of executed signature pages hereof by facsimile transmission or portable document format (pdf) shall constitute effective and binding execution and delivery of this Agreement.

14.7 Remedies. Subject to the express limitations set forth herein, the Partnership and each Partner shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Subject to the express limitations set forth herein, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Partnership and each Partner may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

14.8 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as otherwise expressly provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

14.9 Entire Understanding; Etc. This Agreement and the other Transaction Documents together constitute the entire agreement and understanding among the Partners with respect to the subject matter hereof and supersede any prior or contemporaneous understandings and/or written or oral agreements among them with respect to the subject matter hereof.

14.10 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

14.11 Construction of Agreement. As used herein, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and all pronouns shall include the masculine, feminine and neuter, whenever the context and facts require such construction. The headings, captions, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Except as otherwise indicated herein, all section, schedule and exhibit references in this Agreement shall be deemed to refer to the sections, schedules and exhibits of and to this Agreement, and the terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement generally rather than to the particular provision in which such term is used. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words “but not limited to” immediately followed the same. Time is of the essence of this Agreement. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language. Except as otherwise expressly provided herein, references in this Agreement to any agreement, articles, by-laws, instrument or other document are to such agreement, articles, by-laws, instrument or other document as amended, modified or supplemented from time to time. Unless the context otherwise requires, any reference herein to any Person shall be construed to include such Person’s successors and assigns. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. To the extent that any ambiguity or inconsistency arises with respect to any provision(s) of this Agreement, the General Partner shall resolve such ambiguity or inconsistency in good faith and such resolution shall be binding upon the parties hereto. Unless expressly provided to the contrary in this Agreement, any action, consent, approval, election, decision or determination to be made by the General Partner under or in connection with this Agreement (including any act by the General Partner within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of any other Person), shall be in the sole discretion of the General Partner.

14.12 Dealings with the Centre Partners Entities. Each Other Partner acknowledges and agrees that: (a) the Centre Partners Entities, their Affiliates and their respective stockholders, directors, managers, officers, controlling Persons, partners (limited or general), members, and employees (collectively, the “Investor Group”) (i) have investments or other business relationships with entities engaged in other businesses (including those which may compete with the business of the Partnership, Parent or any of their respective Subsidiaries or areas in which the Partnership, Parent or any of their respective Subsidiaries may in the future engage in business) and in related businesses other than through the Partnership, Parent or any of their respective Subsidiaries, (ii) may develop a strategic relationship with businesses that are or may be competitive with the Partnership, Parent or any of their respective Subsidiaries and (iii) will not be prohibited by virtue of its direct or indirect investment in the Partnership, Parent or any of their respective Subsidiaries, or its service on the board of directors of the General Partner or any Subsidiary’s board of directors (or any board of directors of any general partner thereof), from pursuing and engaging in any such activities; (b) neither the Partnership, Parent or any of their respective Subsidiaries nor any other Partner shall have any right or expectation in or to such other ventures or activities or to the income or proceeds derived therefrom; (c) no member of the Investor Group shall be obligated to present any particular investment or business opportunity to the Partnership, Parent or any of their respective Subsidiaries even if such opportunity is of a character which, if presented to the Partnership, Parent or any of their respective Subsidiaries, could be undertaken by the Partnership, Parent or any of their respective Subsidiaries, and each member of the Investor Group shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons; (d) each member of the Investor Group may enter into contracts and other arrangements with the Partnership, Parent or any of their respective Subsidiaries, or any Affiliates of the foregoing, from time to time on terms approved by the General Partner; and (e) subject to the provisions of the Parent LP Agreement, the Centre Partners Entities shall have the right to undertake and consummate a Drag-Along Sale (as defined in the Parent LP Agreement) at any time and for consideration that results in little or no consideration being paid or available to the holders of the Parent’s Class A Common Units. Each of the Partnership and the Partners hereby waives, to the fullest extent permitted by applicable law, any claims and rights that such Person may otherwise have in connection with the matters described in this Section 14.12.

14.13 Third Party Beneficiary. Notwithstanding anything to the contrary herein, each member of the Investor Group shall be a third party beneficiary of this Agreement. In addition, Parent and each Centre Partners Entity shall be a third party beneficiary of this Agreement and shall be entitled to enforce all of its rights hereunder and the rights of the Partnership and the Centre Partners Entities hereunder, and to enforce all of the obligations of the Other Partners hereunder as if the Parent were a party hereto.

14.14 Proxy. In the event that any Limited Partner fails to take any action expressly required by it under this Agreement, such Limited Partner and their related Individual Partners hereby appoints the General Partner, as such Limited Partner’s attorney-in-fact, agent and representative (in such capacity, the “Controlling Person”), with respect to such action to be taken by such Limited Partner set forth in this Agreement, provided that for the avoidance of doubt the parties agree that such proxy shall not extend to any of the actions set forth in Sections 9.2, 9.4, 9.5, 13.1(a) and 14.7. Each such power-of-attorney granted hereby is coupled with an interest and shall be irrevocable by any Limited Partner or any related Individual Partner in any manner or for any reason. This authority granted to the Controlling Person shall not be affected by the death, illness, dissolution, disability, incapacity, bankruptcy, insolvency or other inability to act of any Limited Partner pursuant to any applicable law.

14.15 No Rights of Recovery. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Partnership is a partnership, by its acceptance of the benefits of this Agreement, the Limited Partners acknowledge and agree that none of them or any of their respective Subsidiaries, Affiliates or equityholders has any right of recovery against, and no personal liability shall attach to, the former, current or future equityholders, controlling persons, directors, officers, employees, agents, Affiliates (other than the Partnership and its Subsidiaries), advisors, representatives, members, managers, general or limited partners or assignees of the General Partner or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than the Partnership and its Subsidiaries), advisor, representative, agent or assignee of any of the foregoing (collectively, each a “GP Affiliate”), through the Partnership, the General Partner, any other Person or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Partnership, the General Partner or any other Person against any GP Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, and to the extent any of the Limited Partners or any of their respective Subsidiaries, Affiliates, or equityholders has or obtains any such right of recovery, to the maximum extent permitted by law each of the Limited Partners hereby waives and releases (on its own behalf and on behalf of each of the aforementioned persons) each such right of recovery against the GP Affiliates.

14.16 Covenant Not to Sue. Each of the Limited Partners hereby covenants and agrees, to the fullest extent permitted by law, that it shall not institute, directly or indirectly, and shall cause its Subsidiaries and Affiliates not to institute, in the name of or on behalf of any of the Limited Partners or any other Person, any proceeding or bring any other claim arising under, or in connection with, this Agreement, or any of the transactions contemplated hereby or otherwise relating hereto, against either (i) the General Partner, other than for a proceeding or claim based upon a willful breach by the General Partner of any of its duties expressly set forth in this Agreement, or (ii) any of the GP Affiliates, other than for a proceeding or claim based upon a willful breach by any such GP Affiliate which is a Limited Partner of any of its duties expressly set forth in this Agreement.

14.17 CONSENT TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT. ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE COURTS OF THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.18 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

14.19 Incorporation of Exhibits and Glossary. The Glossary of Defined Terms and all other exhibits, attachments, appendices and schedules attached hereto are incorporated herein and made a part hereof.

14.20 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed effective as of the date and year first above written.

GENERAL PARTNER:

CP V CB GP, LLC

By:	/s/ John Stiker
Name: John Stiker
Title: Vice President

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis

Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com

with a copy to (which shall not constitute notice or service of process hereunder):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.

Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

[The signature pages for the limited partners have been omitted. The registrant hereby agrees to furnish supplementally a copy of the signature pages to the Securities and Exchange Commission upon its request.]

GLOSSARY OF DEFINED TERMS

“Acquisition Agreement” shall have the meaning set forth in the recitals.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101, et seq, as the same may hereafter be amended or supplemented from time to time and any successor thereto.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Administrative Expenses” means all administrative and operating costs and expenses incurred or reimbursable by the Partnership and the General Partner, including, without limitation, accounting and legal expenses, premiums for directors and officers insurance, and customary fees and expense reimbursements for officers and directors (but specifically excluding salaries).

“Affiliate” means, with respect to any Person, any Person which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and the term “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Assumed Tax Rate” means, for or in respect of any Tax Period and any item of income, the greater of (x) the maximum combined United States Federal, New York State and New York City tax rate applicable during such Tax Period to such item of income if included in income by an individual resident of New York City, and (y) the maximum combined United States Federal, New York State and New York City tax rate applicable during such Tax Period to such item of income if included as New York source income by a corporation doing business in New York City.

“Bankruptcy” means, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the Federal Bankruptcy Code or any other Federal, state or foreign law relating to insolvency, bankruptcy or reorganization; (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief

Glossary-1

under the Federal Bankruptcy Code or any applicable foreign law with respect to such Partner; (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; (v) the filing of an answer by such Partner admitting the material allegations of any such petition; (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (vii) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors; (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (ix) the failure of such Partner to pay its debts as they mature; (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner, where such seizure is not discharged within thirty (30) days thereafter; or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

“Book Item” shall have the meaning set forth in Section 7.6(a)(i).

“Book-Up Event” means (i) the acquisition of an additional Partnership Unit in the Partnership by any new or existing Partner in exchange for services or more than a de minimis Capital Contribution, (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for a Partnership Unit, (iii) the incorporation of the Partnership, or (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

“Business” means the business of the Parent and its direct and indirect Subsidiaries as of the date hereof following the consummation of the Transaction and as hereafter conducted and any activities related to such business.

“Business Day” means any day other than Saturday, Sunday, national holidays, and other days on which banks are closed in any and all states in which the Partnership does business.

“Buyer’s Notice” shall have the meaning set forth in Section 9.4(c).

“Canadian Purchaser” shall have the meaning set forth in the recitals.

“Capital Account” shall have the meaning set forth in Section 4.4.

“Capital Contribution” means, with respect to any Partner, the amount of money or property (valued by the General Partner) contributed or deemed contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities, if any, to which such property is subject).

“CBL” shall have the meaning set forth in the recitals.

“Centre Partners” means Centre Partners Management LLC, a Delaware limited liability company, together with its successors and permitted assigns.

Glossary-2

“Centre Partners Entities” means Centre Partners Co-Investment V, L.P., Centre Capital Non-Qualified Investors V, L.P., Centre Bregal Partners II, L.P., Centre Carlisle CB, L.P., and Centre Capital Investors V, L.P.

“Certificate” means the Certificate of Limited Partnership of the Partnership, as filed with the office of the Delaware Secretary of State on October 28, 2008, as it may be amended, supplemented or restated from time to time in accordance with the terms of this Agreement and the Act.

“Closing Date” shall have the meaning set forth in the Acquisition Agreement.

“Clover Leaf” shall have the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Partner” means any Limited Partner in its capacity as owner of one or more Common Units.

“Common Unit” means a Partnership Unit having the relative rights, preferences and obligations specified with respect to the Common Units in Section 3.1(b) and elsewhere in this Agreement.

“Competitor” means any entity engaged in any line of business competitive with the business acquired under the Acquisition Agreement; or any other lines of business of the Parent, the Partnership or any of their respective Subsidiaries is engaged in or is actively developing after the Closing Date.

“Confidential Information” shall have the meaning set forth in Section 3.1(g)

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controls” and “Controlled” shall have correlative meanings.

“Depreciation” means for any Fiscal Year or portion thereof of the Partnership, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis of an asset for Federal income tax purposes at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Depreciation Recapture” shall have the meaning set forth in Section 7.6(a)(iii).

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“Employment Agreement” means an employment agreement between an Other Partner (or such Other Partner’s related Individual Partner) and the Parent or any of its Subsidiaries.

“Entity” means any general partnership, limited partnership, firm, corporation, limited liability company, unlimited liability company, association, joint venture, venture capital fund, trust, business trust, trustee, heir, executor, administrator, legal personal representative, estate, group, body corporate, unincorporated association or organization, Governmental Entity, cooperative, syndicate or other entity, whether or not having legal status.

“Fair Market Value” means the fair market value based upon an arm’s-length sale between a willing buyer and a willing seller, as determined in the sole discretion of the General Partner.

“Fiscal Year” shall have the meaning set forth in Section 2.10.

“Fund” shall have the meaning set forth in the recitals.

“General Partner” means CP V CB GP, LLC, a Delaware limited liability company, its permitted successors and assigns who, at the time of reference thereto, are duly admitted as general partners of the Partnership, and any other Person who, at the time of reference thereto, is duly admitted as a general partner of the Partnership in accordance with this Agreement, each of the foregoing in its capacity as a general partner of the Partnership.

“General Partner Units” means a Partnership Unit having the relative rights, preferences and obligations specified with respect to the General Partner Units in Section 3.1(b) and elsewhere in this Agreement.

“Glossary of Defined Terms” shall have the meaning set forth in Article I.

“Governmental Entity” means any (i) multinational, national, federal, provincial, territorial, state, regional, municipal, local or other governmental or public department, central bank, court, arbitral body, commission, commissioner, tribunal, board, bureau, agency, instrumentality, or stock exchange, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, or (iv) any self-regulatory agency or organization exercising any regulatory, expropriation or taxing authority.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(i) the initial Gross Asset Value of any asset contributed by a Partner to a Partnership shall be the gross Fair Market Value of such asset on the date of contribution to the Partnership, as determined by the contributing Partner and the General Partner;

(ii) the Gross Asset Value of all Partnership Assets shall be adjusted to equal their respective gross Fair Market Values upon (A) the acquisition of additional Partnership Units by a new or existing Partner in exchange for services or more than a de

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minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets in redemption of Partnership Units; or (C) the liquidation of the Partnership within the meaning of Section 1.704(b)(ii)(g) of the Regulations; and

(iii) the Gross Asset Value of an asset shall be adjusted each Fiscal Year by the Depreciation with respect to such asset taken into account for purposes of computing Profit or Losses for such year.

“Immediate Family” means, with respect to any individual, such individual’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

“Incapacity” means (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

“Indebtedness” shall have the meaning set forth in the Parent LP Agreement.

“Indemnitee” means (i) the General Partner, and the respective general partners of Parent, BB Co-Invest L.P., and BB Management Invest L.P., (ii) any member of the General Partner, (iii) any Person that is a manager, director, officer, employee, agent or representative of the General Partner, (iv) any Centre Partners Entities, (v) any Affiliates of any of the Persons listed in clauses (ii) – (iv) (other than the Partnership and its Subsidiaries or any of the BB Co-Invest Entities), and (vi) such other Persons as the General Partner may designate in connection with the operations of the Partnership and/or the General Partner from time to time.

“Individual Partner” means (a) in the case where a Partner is an individual, such individual; (b) in the case where a Partner who is an individual has Transferred his Common Units to a Permitted Transferee, the initial Partner; (c) in the case where a Partner is a Person, other than an individual, the controlling individual of such Person and (d) in the case where a Partner who is not an Individual has Transferred his Partnership Units to a Permitted Transferee, the initial controlling individual of such Person.

“Investor Tag Sale” shall have the meaning set forth in Section 9.2.

“Lien” means any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

“Limited Partners” means those Persons listed under the heading “Limited Partners” on the signature pages hereto, their permitted successors and assigns who, at the time of reference

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thereto, are duly admitted as limited partners of the Partnership, and any other Person who, at the time of reference thereto, is duly admitted as a limited partner of the Partnership in accordance with this Agreement, each of the foregoing in its capacity as a limited partner of the Partnership.

“Liquidator” shall have the meaning set forth in Section 10.2.

“Majority-In-Interest of the Limited Partners” means one or more Limited Partners who hold in the aggregate more than fifty percent (50%) of the Partnership Units then allocable to and held by the Limited Partners as a class.

“Minimum Gain Attributable to Partner Nonrecourse Debt” means “partner nonrecourse debt minimum gain” as determined in accordance with Regulation Section 1.704-2(i)(2).

“Non recourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) and (c) of the Regulations.

“Offer Price” shall have the meaning set forth in Section 9.4(b).

“Offered Units” shall have the meaning set forth in Section 9.4(a).

“Offering Notice” shall have the meaning set forth in Section 9.4(b).

“Offeror” shall have the meaning set forth in Section 9.4(a).

“Other Partner” means all Partners other than the General Partner and the Centre Partners Entities.

“Parent” shall have the meaning set forth in the recitals.

“Parent Interests” means the direct and indirect limited partnership interests or other equity interest in the Parent (or any successor thereto) held by the Partnership.

“Parent LP Agreement” means the Limited Partnership Agreement of Parent, dated the date hereof.

“Parent Partnership Units” means the term “Partnership Units”, as defined in the Parent LP Agreement.

“Partner Confidential Information” means all Confidential Information (irrespective of the form of communication) obtained by or on behalf of a Partner from the Partnership, Parent or any of their respective Subsidiaries or any Person on behalf of the Partnership, Parent or any of their respective Subsidiaries, other than Confidential Information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Partner, (ii) was or becomes available to such Partner on a nonconfidential basis prior to disclosure to the Partner by the Partnership, Parent or any of their respective Subsidiaries, the General Partner or their respective Representatives, (iii) was or becomes available to the Partner from a source other than the Partnership, Parent or any of their respective Subsidiaries or the

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General Partner, provided that such source is not known by such Partner to be bound by a confidentiality agreement or subject to other fiduciary obligation or obligation of secrecy with or to the Partnership, Parent or any of their respective Subsidiaries or the General Partner, or (iv) is independently developed by such Partner without the use of any such Confidential Information.

“Partner Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” shall have the meaning as determined in accordance with Regulation Section 1.704-2(i)(2).

“Partners” means the General Partner and the Limited Partners.

“Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Partnership Assets” means any and all property, of whatever kind or nature (including cash), owned by the Partnership from time to time.

“Partnership Interest” means an interest in the Partnership, and includes any and all current or future benefits to which a holder of such Partnership Interest may be entitled as provided in this Agreement, whether contingent or otherwise, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of Partnership Units.

“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) and (d)(1) of the Regulations.

“Partnership Documents” means this Agreement and the Parent LP Agreement.

“Partnership Units” means a fractional, undivided share of the Partnership Interests of all Partners, and shall include the General Partner Units, Common Units or other Partnership Units created by the General Partner in accordance with Section 3.1(c).

“Percentage Interest” means, with respect to any Common Units held by a Partner, the percentage represented by a fraction (expressed as a percentage), the numerator of which is the number of such Common Units then owned by such Partner, and the denominator of which is the total number of such Common Units then owned by all of the Partners.

“Permitted Transferee” means, (A) in the case of any Partner who is an individual, any one of the following: (i) any spouse or lineal descendant of such Partner; (ii) the Partner’s estate (provided that all of the personal representatives of the deceased Partner’s estate are Approved Persons and the Partner’s will contains a provision that states that any additional or successor personal representatives shall be an Approved Person); (iii) the Partnership, Parent or any of their respective Subsidiaries; and (iv) a trust, all of the beneficiaries of which are the Partner, the Partner’s spouse and/or the lineal descendants of the Partner; provided that all of the trustees are Approved Persons and the instrument creating such trust contains a provision (which shall not be Amended (as defined below) until such time as no Partnership Interests or interests in the Parent are held by such trust) that states that any additional or successor trustees of any trust holding

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Partnership Interests or interests in the Parent must be Approved Persons; (B) in the case of any Partner that is a trust, the term Permitted Transferees shall include (i) the Partnership, Parent or any of their respective Subsidiaries, and (ii) the beneficiaries of such trust or a trust for the benefit of one or more such beneficiaries of such trust, provided that the beneficiaries are Permitted Transferees of the Partner who created the trust; (C) in the case of a Partner that is an estate, the term Permitted Transferee shall include (i) any other Partner, (ii) the Partnership, Parent or any of their respective Subsidiaries, (iii) the decedent’s Permitted Transferees or (iv) a trust for one or more of the decedent’s Permitted Transferees; and (D) in the case of a Centre Partners Entity, any one of the following: (i) one or more direct or indirect members of such Centre Partners Entity, (ii) any investment fund or partnership organized and/or managed by Centre Partners, (iii) any investor or partner in such fund or partnership (or any of their respective Affiliates) and (iv) any vehicle through which any investor or partner in any such fund or partnership (or any of their respective Affiliates) directly or indirectly invests or co-invests in the Partnership or the Parent. Notwithstanding the foregoing, no Permitted Transferee may be a Competitor. For purposes of this definition, “Approved Persons” means any Partner and any other Person approved in advance of transfer in writing by the General Partner, and “Amended” means a change to the trust instrument regarding the appointment, selection or designation of successor or additional trustees, and shall not mean an amendment solely to the other provisions of the trust instrument.

“Person” means any individual or Entity.

“Preemptive Sale” shall have the meaning set forth in Section 9.5.

“Preemptive Sale Right” shall have the meaning set forth in Section 9.5.

“Profit or Losses” means, for each Fiscal Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes;

(ii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Gross Asset Value with respect to such property as of such date; and

(iii) Any items specially allocated under Sections 7.3 or 7.6 shall not be taken into account.

“Public Transfer” means a Transfer in a public offering pursuant to an effective registration statement under the Securities Act or a Transfer in a bona fide transaction effected on a public securities exchange, the National Association of Securities Dealers automated Quotation systems or a comparable market system.

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“Regulations” means the final or temporary U.S. Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Resale Right” shall have the meaning set forth in Section 9.2.

“Right Holders” shall have the meaning set forth in Section 9.5.

“ROFO Securities” shall have the meaning set forth in Section 9.4.

“Sea Value” shall have the meaning set forth in the recitals.

“Securities” means the Partnership Units, any other equity interests in the Partnership that may be issued by the Partnership, any warrants, options or other rights that may be issued by the Partnership to purchase Partnership Units or some other equity interests in the Partnership.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stinson” shall have the meaning set forth in the recitals.

“Subscription Agreements” means those certain subscription agreements by and between the Partnership, on the one hand, and the Limited Partners, on the other hand, whereby the Limited Partners subscribe for Partnership Units.

“Subsidiary” means, with respect to any Person, any other Person in which such Person has a direct or indirect equity ownership interest in excess of 50%.

“Swap Transaction” means, with respect to any Securities, any swap, participation or other arrangement that transfers to another Person, in whole or in part, any economic consequences of ownership thereof.

“Tag Consideration” shall have the meaning set forth in Section 9.2.

“Tag Securities” shall have the meaning set forth in Section 9.2.

“Taxable Income” means, for any Tax Period, the taxable income of the Partnership determined for Federal income tax purposes as if the Partnership was an individual for Federal income tax purposes.

“Tax Distribution” means, for or in respect of any Fiscal Year or other tax period of the Partnership (each a “Tax Period”), a distribution by the Partnership to each Partner in an amount equal to the product of (x) the amount included in the Taxable Income of the Partnership for such Tax Period allocable to each such Partner multiplied by (y) the Assumed Tax Rate with respect to each such amount. Notwithstanding the foregoing, Tax Distributions shall also include any

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amounts determined pursuant to the foregoing formula with respect to adjustments to the Taxable Income of the Partnership made by any governmental authority (or otherwise), and for these purposes, Taxable Income allocable to a Partner shall include any amount treated by the Partnership as a “guaranteed payment” with respect to such Partner (or determined to be a “guaranteed payment” with respect to such Partner by a Governmental Entity).

“Termination” means, with respect to any Partner or its related Individual Partner who has ever been an employee of the Partnership or any of its Affiliates, the termination by such Partner or the relevant Individual Partner or by the Partnership or any of its Affiliates of such Partner’s or the relevant Individual Partner’s employment with the Partnership or any of its Affiliates following which such Partner or relevant Individual Partner does not continue to be employed by the Partnership or any of its Affiliates. If an Affiliate ceases to qualify as such, such event shall be a Termination of the Partner or relevant Individual Partner only if the Partner or relevant Individual Partner does not continue following such event as an employee of the Partnership or another of its Affiliates.

“Transaction” shall have the meaning set forth in the recitals.

“Transaction Documents” means the Partnership Documents and all documents executed or to be executed in connection with the Transaction, including, without limitation, this Agreement, the Subscription Agreements, the Acquisition Agreement and the Centre Management Agreement (as defined in the Parent LP Agreement).

“Transfer” means as to any Securities, the sale, pledge, assignment, encumbrance or other transfer or disposition of any obligation, right or interest to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, with or without consideration, pursuant to judicial process or otherwise.

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EXHIBIT A

Spousal Consent

Dated

Reference is hereby made to the Limited Partnership Agreement of BB Employee Invest L.P. (“BBEI”), dated as of November 18, 2008 (the “Partnership Agreement”), among Connors Bros., L.P. (the “Company”), BBEI,             (the “Relevant Securityholder”) and the other persons identified therein, the Limited Partnership Agreement of the Company, dated as of November 18, 2008 (the “Parent Partnership Agreement”), any applicable option agreements of the Company, dated as of November 18, 2008 (the “Option Agreements”) and the Subscription Agreement, dated as of November 18, 2008 (the “Subscription Agreement”) between BBEI and the Relevant Securityholder. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Partnership Agreement.

This Spousal Consent is being delivered pursuant to the Partnership Agreement, including, without limitation, Section 14.2 of the Partnership Agreement, the Parent Partnership Agreement, including, without limitation, Section 14.2 of the Parent Partnership Agreement, the Option Agreements and the Subscription Agreement (together with the Partnership Agreement, the Parent Partnership Agreement and the Option Agreements, the “Agreements”). The undersigned (“Spouse”), as the spouse of the Relevant Securityholder consents to all of the provisions of the Agreements and to the extent that Spouse may lawfully do so, Spouse confirms that the Relevant Securityholder may act alone with respect to all matters in connection with the Agreements. Spouse also confirms that the Relevant Securityholder may enter into agreements pursuant to the Agreements and consent to and execute amendments or restatements thereof (collectively with the Agreements, the “Transaction Documents”), without further signature or consent of, or notice to, Spouse. Spouse further agrees that Spouse will not take any action to oppose or otherwise hinder the operation of the provisions of the Transaction Documents.

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To the extent of any property interest that Spouse may have in the Partnership Units and any other interests related to the Transaction Documents, Spouse consents to be bound by the terms of the Transaction Documents, including, without limitation, restrictions on transfer and obligations to sell set forth therein.

Name of Spouse: